EXECUTION COPY
                                                                  Exhibit 10.4



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                           THIRD AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF

                         ASBURY AUTOMOTIVE GROUP L.L.C.

                      (Formerly known as Asbury Automotive
                                 Oregon L.L.C.)








                              --------------------

                          Dated as of February 1, 2000

                              --------------------




================================================================================

                                TABLE OF CONTENTS


                                    ARTICLE I

                              Definitions and Usage
                              ---------------------

SECTION 1.01.  Defined Terms..................................................2
SECTION 1.02.  Other Definition Provisions...................................10


                                   ARTICLE II

                      Formation and Business of the Company
                      -------------------------------------

SECTION 2.01.  Admission of New Members; Formation and Continuation..........11
SECTION 2.02.  Company Name..................................................11
SECTION 2.03.  Purpose and Powers............................................11
SECTION 2.04.  Registered Agent and Office; Other Offices....................12
SECTION 2.05.  Principal Place of Business...................................12
SECTION 2.06.  Authorized Persons............................................12
SECTION 2.07.  Representations and Warranties................................13
SECTION 2.08.  Effectiveness.................................................13


                                   ARTICLE III

                            Management of the Company
                            -------------------------

SECTION 3.01.  Board of Directors............................................14
SECTION 3.02.  Powers and Procedures of the Board of Directors...............14
SECTION 3.03.  Actions Requiring Board Approval; Day-to-Day Authority
                    of the President and Chief Executive Officer;
                    Ratified Actions.........................................16
SECTION 3.04.  Officers......................................................17
SECTION 3.05.  Reliance on Certificates......................................19


                                   ARTICLE IV

                      Capital Accounts; Additional Capital
                      Contributions; Withdrawal of Capital;
                         Percentage Interest Adjustment
                         ------------------------------

SECTION 4.01.  Capital Accounts..............................................20
SECTION 4.02.  Additional Capital Contributions..............................21
SECTION 4.03.  Withdrawal of Capital; Limitation on
                    Distributions; Resignation...............................23
SECTION 4.04.  Percentage Interest Adjustment................................23
SECTION 4.05.  Statements of Percentage Interest.............................24
SECTION 4.06.  Issuance of Additional Interests..............................25
SECTION 4.07.  Determination of Book Value of Company Assets.................26




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                                    ARTICLE V

                                   Allocations
                                   -----------

SECTION 5.01.  Allocation of Net Profits and
                    Net Losses...............................................26
SECTION 5.02.  Code Section 704(b) Allocations...............................27
SECTION 5.03.  Tax Allocations...............................................28
SECTION 5.04.  Partial Year Allocations......................................29


                                   ARTICLE VI

                                  Distributions
                                  -------------

SECTION 6.01.  Distributions..................................................29
SECTION 6.02.  Repayment of Funds.............................................31
SECTION 6.03.  Withholding....................................................31


                                   ARTICLE VII

                       Transfers of Interests; Tag-Along/
                    Drag-Along Rights; Purchase of Interests
                         Upon Termination of Employment;
                          Options to Purchase Interests
                          -----------------------------

SECTION 7.01.  Transfers of Interests in the Company.........................32
SECTION 7.02.  Tag-Along Rights..............................................37
SECTION 7.03.  Drag-Along Rights.............................................37
SECTION 7.04.  Purchase of Interests Upon Termination of Employment..........38
SECTION 7.05.  Options to Purchase Interests.................................42
SECTION 7.06.  Fair Market Value.............................................42
SECTION 7.07.  Estate Taxes..................................................44


                                  ARTICLE VIII

                             Initial Public Offering
                             -----------------------

SECTION 8.01.  AAH's Right to Cause an IPO...................................45
SECTION 8.02.  Exchange of Interests.........................................46
SECTION 8.03.  Shareholders Agreement........................................47
SECTION 8.04.  Other Conversion to a Newco...................................47
SECTION 8.05.  Power of Attorney and Proxy...................................47


                                   ARTICLE IX

                               Certificates, Etc.
                               ------------------

SECTION 9.01.  Right to Issue Certificates...................................48
SECTION 9.02.  Form of Certificates .........................................48

SECTION 9.03.  Register......................................................48
SECTION 9.04.  Issuance......................................................48
SECTION 9.05.  Transfer......................................................49
SECTION 9.06.  Record Holder.................................................49
SECTION 9.07.  Lost, Destroyed or Mutilate Certificates......................49


                                    ARTICLE X

                           Accounting and Tax Matters;
                            Transactions with Members
                            -------------------------

SECTION 10.01.  Fiscal Year..................................................49
SECTION 10.02.  Books and Records and Capital Accounts.......................49
SECTION 10.03.  Bank Accounts................................................50
SECTION 10.04.  Auditors.....................................................50
SECTION 10.05.  Tax Matters..................................................50
SECTION 10.06.  Business Transactions of a Member with
                    the Company..............................................51
SECTION 10.07.  Liability to Third Parties; Capital
                    Account Deficits.........................................51


                                   ARTICLE XI

                          Indemnification of Officers,
                 Directors and Other Authorized Representatives
                 ----------------------------------------------

SECTION 11.01.  Scope of Indemnification.....................................52
SECTION 11.02.  Advancing Expenses...........................................53
SECTION 11.03.  Securing of Indemnification Obligations......................53
SECTION 11.04.  Scope of Article.............................................54
SECTION 11.05.  Assumption by Newco..........................................54


                                   ARTICLE XII

                           Dissolution and Winding-Up
                           --------------------------

SECTION 12.01.  Dissolution..................................................54
SECTION 12.02.  Winding-Up Affairs and Distribution of Assets................54


                                  ARTICLE XIII

                            Miscellaneous Provisions
                            ------------------------

SECTION 13.01.  Entire Agreement.............................................55
SECTION 13.02.  Amendments and Modifications.................................55
SECTION 13.03.  Severability.................................................56
SECTION 13.04.  GOVERNING LAW................................................56
SECTION 13.05.  No Waiver of Rights..........................................56
SECTION 13.06.  SUBMISSION TO JURISDICTION...................................56

SECTION 13.07.  Specific Performance.........................................57
SECTION 13.08.  Counterparts.................................................57
SECTION 13.09.  Headings.....................................................57
SECTION 13.10.  Binding Agreement   .........................................57
SECTION 13.11.  Notices......................................................57
SECTION 13.12.  Waiver of Partition; Classes or Group of Members.............58
SECTION 13.13.  Proxy........................................................58


SCHEDULES

Schedule I        Current Members of the Company
Schedule II       Members of the Company, Initial Capital
                           Accounts and Percentage Interests Upon
                           Effectiveness of Third Amended and
                           Restated Limited Liability Company
                           Agreement
Schedule III      Percentage Interest Adjustment Formula
Schedule IV       Options to Purchase Interests
Schedule V        Dealer Principals
Schedule VI       Names of Acceptable Designees as Dealer
                           Directors

EXHIBITS

Exhibit A         Form of Shareholders Agreement

                                    THIRD AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT, dated as of February 1, 2000, of ASBURY AUTOMOTIVE GROUP L.L.C., a Delaware limited liability company (the "Company"). Capitalized terms used herein have their respective meanings as set forth in Section 1.01.

          WHEREAS, Asbury Villanova IV L.L.C., a Delaware limited liability company, caused the Company to be formed under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq., as amended from time to time (the "Act")) by filing with the Secretary of State of the State of Delaware (the "Secretary of State") on May 15, 1998, the certificate of formation of the Company (the "Certificate of Formation") and by entering into the original limited liability company agreement, dated as of May 15, 1998, of the Company, which agreement was amended and restated in its entirety pursuant to the First Amended and Restated Limited Liability Company Agreement dated as of December 4, 1998, and the Second Amended and Restated Limited Liability Company Agreement dated as of March 18, 1999 (the "Prior LLC Agreement");

          WHEREAS, in order to consummate the transactions (collectively, the "Roll-Up Transaction") contemplated by the Transfer and Exchange Agreement dated as of February 1, 2000 (the "Transfer and Exchange Agreement"), by and among the Company, Asbury Automotive Holdings L.L.C., a Delaware limited liability company (formerly known as Asbury Automotive Group L.L.C., "AAH"), the individuals and entities listed on Schedule I thereto (collectively, the "Dealers") and the individuals and entities listed on Schedule II thereto (collectively, the "Managers"), the Current Members desire to admit AAH, each Dealer that is not a Current Member (collectively, the "Non-Asbury Oregon Dealers") and each Manager as a Member of the Company and to amend and restate in its entirety the Prior LLC Agreement with respect to the conduct of the affairs of the Company and the Members' respective rights and obligations with regard to their Interests in the Company;

          WHEREAS, AAH, the Dealers and the Managers have entered into the Transfer and Exchange Agreement and the Escrow Agreement (as defined in the Transfer and Exchange Agreement) and desire to give full economic effect to the transactions contemplated thereby, including the Roll-Up Transaction, as of February 1, 2000 (the "Roll-Up Date"), subject to the occurrence of the Escrow Release (as defined in the Transfer and Exchange Agreement);

          WHEREAS, the parties are entering into the Roll-Up Transaction for the purpose, among others, of enhancing the Platform Groups' ability to obtain financing and make purchases on more attractive terms; and

          WHEREAS, the name of the Company as reflected in the Certificate of Formation is "Asbury Automotive Oregon L.L.C." and, in connection with the Roll-Up Transaction, the Members of the Company desire to change the name of the Company to "Asbury Automotive Group L.L.C." by filing a certificate of amendment to the Certificate of Formation with the Secretary of State (the "Certificate of Amendment").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                              Definitions and Usage
                              ---------------------

          SECTION 1.01. Defined Terms. The following terms as used in this Agreement shall have the following meanings:

          "AAH" has the meaning set forth in the second recital to this Agreement.

          "AAH LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement, dated as of December 31, 1998, of AAH.

          "Act" has the meaning set forth in the first recital to this Agreement.

          "Additional Offer" has the meaning set forth in Section 4.02.

          "Affiliate" means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Agreement" means this Agreement, as amended or supplemented from time to time.

          "Bankruptcy" means, with respect to any Member, any event that causes such Member to cease to be a member of the Company as provided in ss. 18-304 of the Act.

          "Board of Directors" means the managing body of the Company described in Article III.

          "Book Value" has the meaning set forth in Section 4.07.

          "Business Day" means any day, other than a Saturday or Sunday, on which banks located in New York City are not required or authorized by law to remain closed.

          "Callable Interest" has the meaning set forth in Section 7.04(a).

          "Capital Account" has the meaning set forth in Section 4.01.

          "Capital Contribution" means a contribution by a Member to the capital of the Company pursuant to this Agreement.

          "Carried Interests" means the economic interests of the Managers represented by their entitlement to distributions pursuant to Section 6.01(b)(ii)(B).

          "Certificate of Amendment" has the meaning set forth in the fifth recital to this Agreement.

          "Certificate of Formation" has the meaning set forth in the first recital to this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Current Member" means each person who is a Member of the Company immediately prior to the effectiveness of this Agreement, which persons are listed on Schedule I.

          "Dealer Director" means a Director designated by the Dealer Members.

          "Dealer Members" means (i) all persons that are Members of the Company on the date of this Agreement, other than AAH and the Managers, (ii) any person that is issued new Interests and admitted as a new Member pursuant to Section 4.06(a) other than a Third Party Investor and (iii) any Member that is a Transferee of a Member described in clause (i) or (ii), other than AAH, any Affiliate of AAH, the Managers, any senior management employee of the Company or any Third Party Investor.

          "Dealers" has the meaning set forth in the second recital to this Agreement.

          "DGCL" means the General Corporation Law of the State of Delaware (8 Del. C.ss. 101, et seq.), as amended from time to time and any successor statute thereto.

          "Director" has the meaning set forth in Section 3.01(a).

          "Drag-Along Notice" has the meaning set forth in Section 7.03.

          "Fair Market Value" means the fair market value of an Interest, determined in accordance with Section 7.06.

          "Financing Document" has the meaning set forth in Section 7.04(b)(i).

          "Fiscal Year" has the meaning set forth in Section 10.01.

          "Gibson FP" means the Gibson Family Partnership, L.P., a Delaware limited partnership.

          "Gibson Percentage" means 2.89%.

          "Initial Offer" has the meaning set forth in Section 4.02.

          "Interest" means a Member's limited liability company interest in the Company and such Member's rights and obligations with respect to the Company pursuant to this Agreement and applicable law.

          "Involuntary Transfer" means any Transfer by any Member of Interests, or of any beneficial interest therein, upon default, foreclosure, forfeit, bankruptcy (voluntary or involuntary), court order, levy of attachment, execution, in connection with divorce or separation proceedings or otherwise than voluntarily by the Transferor; provided, however, that a Transfer required pursuant to Section
7.03 shall not be deemed an Involuntary Transfer and provided further, however, that with respect to a Member that is a natural person, any Transfer upon the death of such Member shall not be deemed an Involuntary Transfer.

          "IPO" has the meaning set forth in Section 8.01.

          "IPO Value Distribution Interest" means, with respect to any Member as of the time of an exchange described in Section 8.02, the percentage described by:

               (A) the amount that hypothetically would be distributable to such Member pursuant to Section 6.01(b) if the Company were to distribute an amount of cash equal to the product of (i) the per share price of the Newco common stock in the IPO and (ii) the number of shares of Newco outstanding immediately prior to the IPO;

          divided by

          (B) the product of (i) and (ii) in clause (A) above.

          "Kendrick" means Brian Kendrick, an individual.

          "Kendrick Percentage" means 1.15%, subject to the vesting of the Kendrick Percentage pursuant to Section 9 of the Agreement dated February 1, 2000, between the Company and Kendrick.

          "Liquidating Member" has the meaning set forth in Section 12.02(a).

          "Look-Back Threshold" has the meaning set forth in Section 7.04(c)(i)(C).

          "Majority in Interest" means, with respect to any group of Members, the Members who, at the time in question, have Percentage Interests aggregating more than 50% of all Percentage Interests of such group.

          "Management Employee" means any employee of the Company or any subsidiary of the Company who owns an Interest, whether directly or indirectly, in the Company.

          "Managers" has the meaning set forth in the second recital to this Agreement.

          "Member" means any person or persons who, from time to time, shall have acquired an Interest pursuant to and in compliance with the terms of this Agreement and who shall have been admitted as a Member in accordance with this Agreement, and shall not have ceased to be a Member under the terms of this Agreement or any applicable laws.

          "Member Nonrecourse Debt" means "partner nonrecourse debt" as defined in ss. 1.704-2(b)(4) of the Treasury Regulations.

          "Merger Conversion" has the meaning set forth in Section 8.04.

          "MG Capital Account" of any Member as of the end of any Fiscal Year (or portion thereof), means such Member's Capital Account balance (whether positive or negative) as of the end of such Fiscal Year (or portion thereof) (after all distributions with respect to such year other than any liquidating distributions, but before any allocations of tax items for such year), increased by such Member's share of any Minimum Gain of the Company as of the end of such Fiscal Year (or portion thereof).

          "Minimum Gain" has the meaning prescribed by Treasury Regulation ss.ss. 1.704-2(d) and 1.704-2(i)(3).

          "Net Profits" and "Net Losses" means, with respect to any Fiscal Year (or portion thereof), the net income and net loss of the Company for such Fiscal Year (or portion thereof) as determined in accordance with the accounting methods followed by the Company for Federal income tax purposes, including as income any income that is exempt from tax and described in Section 705(a)(1)(B) of the Code, treating as deductions items of expenditure described in Section 705(a)(2)(B) of the Code and treating as an item of gain (or loss) the excess (deficit), if any, of the fair market value of property distributed in such period over (under) such property's Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to the Company assets shall be computed with reference to their initial Book Value, as adjusted pursuant to this Agreement in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          "Newco" has the meaning set forth in Section 8.01.

          "Non-Asbury Oregon Dealers" has the meaning set forth in the second recital to this Agreement.

          "Nonrecourse Deductions" has the meaning set forth in ss. 1.704-2(b)(1) of the Treasury Regulations and shall be determined in accordance with ss. 1.704-2(c) of the Treasury Regulations.

          "Offer Date" has the meaning set forth in Section 7.01(c)(iii)(D).

          "Option Period" has the meaning set forth in Section 7.04(a)(i).

          "Percentage Interest" means, with respect to any Member at any time, the percentage set forth opposite such Member's name on Schedule II hereto under the heading "Percentage Interest", as such Schedule may be amended by the Board of Directors from time to time to reflect (i) any adjustments in Percentage Interests made pursuant to Section 4.04, (ii) any additional Capital Contributions made pursuant to Section 4.02 unless made by each Member in proportion to its Percentage Interest, (iii) any repurchase of Interests by the Company pursuant to Section 7.04 (or otherwise), (iv) the exercise of any option to purchase Interests pursuant to Section 7.05, (v) any issuance of new Interests pursuant to Section 4.02(a) or Section 4.06 or (vi) the Transfer of any Interest, or portion thereof, in accordance with the provisions of this Agreement if the Transferee of such Interest (or portion thereof) is admitted as a Member in accordance with Section 7.01(a)(iii).

          "Permitted Transferee" means, (i) with respect to AAH, an Affiliate of AAH, (ii) with respect to a natural person, any (A) corporation, partnership, limited liability company or other entity controlled solely by such natural person solely for the benefit of such natural person, his or her spouse, his or her parents, members of his or her immediate family, or his or her lineal descendants or ancestors and (B) any trust revocable solely by such natural person during his lifetime or any irrevocable trust, in either case solely for the benefit of such natural person, his or her spouse, his or her parents, members of his or her immediate family, his or her lineal descendants or ancestors or charity, provided such trust is controlled solely by such natural person, (iii) with respect to a Dealer that is not a natural person, the natural person listed on Schedule V that ultimately controls such Dealer or one or more corporations, partnerships, limited liability companies or other entities each of which (A) is controlled solely by such Dealer or the natural person listed on
Schedule V that ultimately controls
such Dealer and (B) wholly owns such Dealer or is wholly owned by such Dealer or direct or indirect shareholders, members or partners of such Dealer, provided that in the case of each Transfer pursuant to this clause (iii) the natural persons that are the ultimate beneficial owners of the Interest owned by such Dealer prior to such Transfer also are the ultimate beneficial owners, in the same proportion of ownership, of such Interest following such Transfer (except to the extent that the Transfer of a natural person's beneficial ownership in such Interest is permitted by the foregoing clause (ii)) and (iv) with respect to a Dealer or a natural person that beneficially owns an interest in a Dealer, to a Dealer listed on (or controlled by an individual listed on) Schedule V in an arm's-length transaction provided that (A) if the transferring Dealer or such natural person is (or is controlled directly or indirectly by) an individual that is an employee of the Company or of an Affiliate of the Company, such individual first ceases to be employed by the Company and/or such Affiliate of the Company and (B) such Dealer transfers its entire Interest to such other Dealer.

          "person" means any individual, corporation, partnership, trust, association, limited liability company, joint venture, joint-stock company or any other entity or organization, including a government or governmental agency.

          "Platform Groups" means (i) Asbury Automotive Arkansas L.L.C., a Delaware limited liability company, (ii) Asbury Automotive Atlanta L.L.C., a Delaware limited liability company, (iii) Asbury Automotive Jacksonville, L.P., a Delaware limited partnership, (iv) Asbury Automotive North Carolina L.L.C., a Delaware limited liability company, Asbury Automotive North Carolina Real Estate Holdings L.L.C., a Delaware limited liability company, and Camco Finance L.L.C., a Delaware limited liability company, (v) Asbury Automotive St. Louis, L.L.C., a Delaware limited liability company, Asbury Automotive St. Louis Gen. L.L.C., a Delaware limited liability company, and Asbury Automotive St. Louis LR L.L.C., a Delaware limited liability company, (vi) Asbury Automotive Tampa, L.P., a Delaware limited partnership, (vii) Asbury Automotive Texas L.L.C., a Delaware limited liability company and (viii) (A) prior to the consummation of the transactions contemplated by this Agreement and the Transfer and Exchange Agreement, the Company and (B) after the consummation of such transactions, the subsidiary, division or operating unit of the Company comprising the business operations conducted by the Company prior to the consummation of such transactions.

          "Prime Rate" means, at any time, an annual rate of interest equal to the prime rate announced by Citibank N.A. in New York, New York at such time.

          "Prior LLC Agreement" has the meaning set forth in the first recital to this Agreement.

          "Residual Percentage" means 100%, less the Gibson Percentage and the Kendrick Percentage.

          "Return Target" means cumulative distributions to Members pursuant to
Section 6.01(b)(i) in an amount equal to $376,291,000 plus an 8% per annum cumulative, compounded return thereon.

          "Roll-Up Date" has the meaning set forth in the third recital of this Agreement.

          "Roll-Up Transaction" has the meaning set forth in the second recital to this Agreement.

          "Scheduled Closing Date" has the meaning set forth in Section 7.01(c)(iii)(E).

          "Secretary of State" has the meaning set forth in the first recital to this Agreement.

          "Securities Act" means the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "Shareholders Agreement" has the meaning set forth in Section 8.01.

          "Tag-Along Notice" has the meaning set forth in Section 7.02.

          "Target Amount" means, with respect to any Member as of the end of any Fiscal Year (or portion thereof), the amount that hypothetically would be distributable to such Member as of the end of such year if the Company were to
(i) sell each of its noncash assets on hand as of the end of such year for an amount of cash equal to its adjusted Book Value in such asset (as determined under the principles for the computation of Net Profits and Net Losses), (ii) pay off all liabilities of the Company and (iii) liquidate, distributing the proceeds from such sale and all its other assets pursuant to Section 6.01(b) (taking into account any distributions previously made with respect to such year); provided, however, that (1) for purposes of computing the aggregate hypothetical distribution described in clause

(iii) above the cash assets of the Company shall be deemed to be increased by the aggregate amount of distributions to Members pursuant to Section 6.01(c)(iv)(A) and shall be deemed to be decreased by the aggregate amount of gain specially allocated to Members pursuant to Section 5.02(b)(i); and (2) the Target Amount for any Member that receives any distribution pursuant to
Section 6.01(c)(iv) shall be decreased by the amount of such distribution and increased by the amount of any gain specially allocated to such Member pursuant to Section 5.02(b).

          "Tax Return" refers to any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

          "Tax Matters Partner" has the meaning set forth in Section 10.05(d).

          "Taxes" refers to all Federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed or required to be withheld by any Federal, state, local, foreign, or other governmental authority, including any interest, penalties or additions thereto, whether disputed or not.

          "Third Party Investor" has the meaning set forth in Section 4.06(a).

          "Third Party Purchaser" means, with respect to any proposed sale of an Interest (or portion thereof) by a Member, a person, other than an Affiliate of such Member, who offers to purchase from such Member such Interest (or such portion) pursuant to a bona fide, arm's-length written offer.

          "Transfer and Exchange Agreement" has the meaning set forth in the second recital to this Agreement.

          "Transfer" means any direct or indirect transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of an Interest.

          "Transferee" means the transferee of a Transfer.

          "Transferor" means the transferor of a Transfer.

          "Treasury Regulations" means the Federal income tax regulations promulgated by the United States Department of the Treasury interpreting the provisions of the Code.

          SECTION 1.02. Other Definition Provisions. Wherever required by the context of this Agreement, the singular shall include the plural, and vice versa, and the masculine gender shall include the feminine and neuter genders, and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein, the words "including", "includes", "included" and "include" are deemed to be followed by the words "without limitation".


                                   ARTICLE II

                     Formation and Business of the Company
                     -------------------------------------

          SECTION 2.01. Admission of New Members; Formation and Continuation. The Current Members hereby admit AAH, each Non-Asbury Oregon Dealer and each Manager as a Member of the Company and, together with AAH, each Non-Asbury Oregon Dealer and each Manager, hereby amend and restate the Prior LLC Agreement in its entirety and enter into this Agreement. Each of the Current Members (other than Asbury Villanova IV L.L.C., which, having obtained the requisite consent of the Board of Directors pursuant to Section 4.2 of the Prior LLC Agreement, is withdrawing from the Company effective upon the effectiveness of this Agreement and agrees that it is entitled to no distribution from the Company in respect of such withdrawal) shall continue to be a Member of the Company. Without the need for the consent of any person, upon the effectiveness of this Agreement, the Members of the Company shall be those persons listed on
Schedule II and their respective initial Capital Accounts and Percentage Interests shall be as set forth on Schedule II. The Members hereby ratify the formation of the Company as a limited liability company under the Act and agree that the rights, duties and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise provided herein.

          SECTION 2.02. Company Name. The name of the Company as reflected in the Certificate of Formation is "Asbury Automotive Oregon L.L.C.". Upon the filing of the Certificate of Amendment with the Secretary of State (which the Board of Directors shall promptly cause to occur), the name of the Company shall be "Asbury Automotive Group L.L.C.".

          SECTION 2.03. Purpose and Powers. (a) The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, and engaging in any and all activities necessary or incidental to the foregoing. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law, together with any powers incidental thereto, that are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company. The Company shall be deemed to have for all purposes, without limitation, any and all of the powers that may be exercised on behalf of the Company by the persons so authorized pursuant to this Agreement.

          (b) Without limiting the powers and privileges possessed by the Company as described in paragraph (a) of this Section 2.03, the Company is authorized to engage in the business of evaluating, acquiring, owning, managing, operating, financing and disposing of retail automobile and truck dealerships and of businesses related thereto.

          SECTION 2.04. Registered Agent and Office; Other Offices. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company shall also maintain such registered agents and registered offices as may be required under applicable law in the State of Oregon and in any other jurisdictions in which the Company conducts business. The Company may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time designate or the business of the Company may require.

          SECTION 2.05. Principal Place of Business. The principal place of business of the Company shall be located at 1050 Westlakes Drive, Suite 300, Berwyn, PA 19312. At any time, the Company may change the location of the Company's principal place of business; provided, however, that prompt notice of any such change shall be given to each Member.

          SECTION 2.06. Authorized Persons. Each officer of the Company (and any agent as may from time to time be designated by any officer of the Company for such purpose) is hereby designated as an authorized person, within the meaning of the Act, to act individually or collectively solely in connection with executing, delivering and causing to be filed the Certificate of Amendment (and, when approved by the Board of Directors, any other amendments to, and/or restatements of, the Certificate of Formation adopted in accordance with the terms hereof) and, when approved by the Board of Directors, any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The execution and filing of the Certificate of Formation with the Secretary of State by Marc A. Kushner on or about May 15, 1998 is hereby specifically ratified, adopted and confirmed.

          SECTION 2.07. Representations and Warranties. (a) Entities. Each Member that is a corporation, partnership, limited liability company, trust or other entity represents and warrants to the Company and to each other Member that (i) such Member is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction in which such Member was formed or organized; (ii) such Member has the full legal right, power and authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder; (iii) this Agreement has been duly authorized, executed and delivered by such Member and is a legal, valid and binding obligation of such Member enforceable against such Member in accordance with its terms; and (iv) such Member's authorization, execution, delivery and performance of this Agreement does not and will not conflict with (A) any law, rule or court order applicable to such Member, (B) such Member's organizational documents or
(C) any other agreement or arrangement to which such Member is a party or by which it or its properties are bound.

          (b) Natural Persons. Each Member that is a natural person represents and warrants to the Company and to each other Member that (i) such Member is of sound mind and has full legal capacity to enter into, execute and deliver this Agreement and perform fully his or her obligations hereunder; (ii) this Agreement has been duly executed and delivered by such Member and is a legal, valid and binding obligation of such Member enforceable against such Member in accordance with its terms; and (iii) such Member's execution, delivery and performance of this Agreement does not and will not conflict with (A) any law, rule or court order applicable to such Member or (B) any other agreement or arrangement to which such Member is a party or by which such Member or his or her properties are bound.

          SECTION 2.08. Effectiveness. Subject to the occurrence of the Escrow Release (as defined in the Transfer and Exchange Agreement) this Agreement shall be effective as of the Roll-Up Date. If the Escrow Release does not occur prior to the Outside Date (as defined in the Transfer and Exchange Agreement), then this Agreement shall be void without ever becoming effective.


                                   ARTICLE III

                            Management of the Company
                            -------------------------

          SECTION 3.01. Board of Directors. (a) Appointment. The Company shall have a Board of Directors. The Board of Directors shall consist of eight individuals (each, a "Director"), one of whom shall serve as the Chairman of the Board. Five members of the Board of Directors (including the Chairman of the Board) shall be designated and may be removed at any time and from time to time by AAH in its sole discretion. Three members of the Board of Directors shall be designated and may be removed at any time and from time to time by a Majority in Interest of the Dealer Members, voting together as a single class, subject in the case of designation to the consent of AAH (which consent shall not be unreasonably withheld). AAH agrees that each of the individuals set forth on
Schedule VI is an acceptable designee as a Dealer Director so long as such individual continues to be employed by the Company or an Affiliate of the Company. The initial members of the Board of Directors of the Company designated by AAH shall be Timothy Collins, Ian K. Snow, John Roth, Brian Kendrick and Thomas Gibson. The initial members of the Board of Directors designated by the Dealer Members shall be C.V. Nalley, III, Ben David McDavid, Sr. and Charlie (C.B.) Tomm.

          (b) Management and Control. The property, business and affairs of the Company shall be managed and conducted by the Board of Directors. None of the Members, acting individually, and none of the Directors, acting individually, shall have any right or authority to take any action on behalf of the Company with respect to third parties or to bind the Company. The Directors and officers of the Company shall be "managers" of the Company as such term is used in the Act. The Company may only act and bind itself (i) through the collective action of five or more Directors or (ii) through the action of the officers, employees, agent or attorneys-in-fact of the Company if and to the extent authorized by this Agreement or by the Board of Directors in accordance with the provisions of this Agreement.

          SECTION 3.02. Powers and Procedures of the Board of Directors. (a) General Procedures. The Board of Directors, on behalf of the Members, shall have the power

(i) to do any and all acts necessary or convenient to or for the furtherance of the purposes of the Company, (ii) to act on behalf of and bind the Company and (iii) to appoint persons, with such titles as are set forth in this Agreement or as the Board of Directors may otherwise select, as officers, employees, agents or attorneys-in-fact of the Company to act on behalf of and bind the Company, with such power and authority as is set forth in this Agreement (with respect to officers of the Company) or as the Board of Directors may delegate from time to time to any such person; provided, however, that the Board of Directors shall not delegate its responsibility for the overall management and supervision of the Company. Any action requiring the approval of the Board of Directors must be approved by five or more Directors. Directors may act without a meeting by written consent if at least five Directors (with at least one of such five Directors being a Dealer Director) execute a consent in writing to the taking of such action and such writing or writings are filed with the minutes of the proceedings of the Board of Directors, or at a meeting (or meetings) of five or more Directors (attended in person, by proxy or by telephonic or other electronic device; provided, however, that in lieu of participating in a meeting, a Director can indicate his or her approval or disapproval in writing (before or after the meeting) of matters presented at the meeting with the same effect as if he or she participated in the meeting and took such action in person at the meeting). Any Director may call a meeting of Directors or propose that the Board of Directors take action by written consent. At least three Business Days prior written notice of a proposed meeting or the proposed action by written consent, as the case may be (or such other notice period as the Board of Directors may from time to time establish by the approval of at least five Directors (with at least one of such five Directors being a Dealer Director)), shall be given to all other Directors by the Director calling the meeting or proposing the action by written consent, as the case may be, unless such notice requirement is waived by a written waiver executed by a Director or by the attendance or participation of such Director in a meeting without protesting, prior thereto or at the commencement thereof, the lack of adequate notice. Actions adopted or taken by Directors at a meeting shall be deemed adopted or taken only by those Directors present at such meeting (in person, by proxy or by telephonic or other device) who expressly approve of such actions so adopted or taken (or those who approve of such actions in writing). Except as expressly provided in this Section 3.02, the Board of Directors shall otherwise conduct its business in such manner and by such procedures as a majority of the members of the Board of Directors deem appropriate.

          (b) Special Procedures. Notwithstanding the foregoing, the approval of at least five Directors (with at least two of such five Directors being Dealer Directors) shall be required for the Company directly or indirectly (i) to engage in or acquire any business other than the businesses of evaluating, acquiring, owning, managing, operating, financing and disposing of motor vehicle dealerships and any businesses related or incidental thereto, (ii) to enter into any material agreement or engage in any material transaction with AAH or any Affiliate of AAH or (iii) to merge, consolidate, reorganize or convert, other than as contemplated by Article VIII of this Agreement, unless appropriate provision is made for the Company or its successor following such merger, consolidation, reorganization or conversion to be bound by the terms and conditions of this Agreement or a substitute agreement among the Company or its successor and the Members that provides the Members with substantially the same rights as under this Agreement, provided that the Members' Percentage Interests may be diluted pro rata and their other rights may be adversely affected in such merger, consolidation, reorganization or conversion, but only to the extent such dilution or adverse change in such rights would be permitted in connection with the issuance of additional Interests by the Company in accordance with Section 4.06(a).

          SECTION 3.03. Actions Requiring Board Approval; Day-to-Day Authority of the President and Chief Executive Officer; Ratified Actions. (a) Board Approval Required. All actions outside the ordinary course of business of the Company, to be taken by or on behalf of the Company, shall require the approval of five or more Directors (acting in accordance with the procedures for actions of the Board of Directors set forth in Section 3.02), and shall not require the consent or approval of any Member or any other person, except as otherwise provided in Section 13.02.

          (b) President and Chief Executive Officer. The President and Chief Executive Officer of the Company shall have the power and authority to take (or authorize other officers, employees or agents of the Company to take) all actions on behalf of the Company (without the need for the consent or approval of any Member or any other person) that are within the ordinary course of business of the Company unless the Board of Directors shall have previously restricted (specifically or generally) such power and authority of the President and Chief Executive Officer of the Company.

          (c) Certain Ratified and Approved Actions. Without in any way limiting the generality of the foregoing or anything else contained herein or in any other document, the execution, delivery and performance by the Company of the Transfer and Exchange Agreement and the agreements and actions contemplated thereby is specifically approved and ratified in all respects.

          SECTION 3.04. Officers. (a) Appointment and Term of Office. The officers of the Company shall include a President and Chief Executive Officer and a Secretary. The Board of Directors may appoint such other officers as it deems appropriate, including a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer, a Controller, Assistant Controllers and Assistant Secretaries. Officers shall be appointed from time to time by the Board of Directors and each officer shall hold office until his or her successor is appointed or until his or her earlier death or until his or her earlier resignation or removal in the manner hereinafter provided. Each officer shall have such authority and shall perform such duties as may be provided in this Agreement, as the Board of Directors may from time to time prescribe or as set forth in any employment agreement approved by the Board of Directors between the Company and any such officer. Any two or more offices may be held by the same person except for the offices of President and Chief Executive Officer and of Secretary. With respect to the appointment by the Board of Directors of the President and Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer, the Board of Directors shall give the Dealer Members three Business Days' prior notice of such proposed appointment, and the Dealer Members shall have the right to express to the Board of Directors their approval or disapproval of the individuals to be appointed to such offices, provided that such approval or disapproval shall in no way be binding upon the Board of Directors.

          (b) Resignation and Removal. Any officer may resign at any time by giving written notice to the President and Chief Executive Officer or the Secretary of the Company, and such resignation shall take effect after the giving of such notice at the time specified therein or, if the time when it shall become effective is not specified therein, when accepted by action of the Board of Directors. Except as aforesaid, the acceptance of any such resignation by action of the Board of Directors shall not be necessary to make it effective. All officers and agents elected or appointed by the Board of Directors (including the President and Chief Executive Officer and the Secretary) shall be subject to removal at any time by the Board of Directors, with or without cause, subject to the terms of any employment or other agreement approved by the Board of Directors between the Company and such officer or agent.

          (c) Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and of the Members at which he or she shall be present and shall perform such duties and exercise such powers as are incident to the office of chairman of the board of a corporation organized under the DGCL, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors. Initially, Thomas R. Gibson shall be the Chairman of the Board.

          (d) President and Chief Executive Officer. Subject to Section 3.03(b), the President and Chief Executive Officer shall perform such duties and exercise such powers as are incident to the office of the president and chief executive officer of a corporation organized under the DGCL, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors. The President and Chief Executive Officer shall perform the duties of the Chairman of the Board in the absence of the Chairman of the Board and shall have the power and authority to conduct the day-to-day activities of the Company and to take all actions to be taken by or on behalf of the Company that are contemplated by Section 3.03(b). Initially, Brian Kendrick shall be the President and Chief Executive Officer of the Company.

          (e) Chief Operating Officer. The Chief Operating Officer, if any, shall perform such duties and exercise such powers as are incident to the office of chief operating officer of a corporation organized under the DGCL, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

          (f) Chief Financial Officer. The Chief Financial Officer, if any, shall have charge and custody of, and be responsible for, all funds and securities of the Company and shall deposit all such funds to the credit of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of this Agreement; he or she shall disburse the funds of the Company as may be ordered by the Board of Directors, making proper vouchers for such disbursements; and, in general, he or she shall perform all the duties incident to the office of the chief financial officer of a corporation organized under the DGCL and such other duties as from time to time may be assigned to him or her by the Board of Directors or the

President and Chief Executive Officer. The duties of the Chief Financial Officer may be performed by one or more employees or agents of the Company, to be appointed by the Board of Directors.

          (g) Vice President. Each Vice President, if any, shall perform such duties and exercise such powers as are incident to the office of vice president of a corporation organized under the DGCL, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors.

          (h) Secretary. The Secretary shall keep the records of all meetings and written actions of Members and of the Board of Directors and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other records and in general shall perform all duties and have all powers incident to the office of the secretary of a corporation organized under the DGCL and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board of Directors. The duties of the Secretary may be performed by one or more employees or agents of the Company, to be appointed by the Board of Directors or the Secretary. Initially, Ian K. Snow shall be the Secretary of the Company.

          SECTION 3.05. Reliance on Certificates. Any person dealing with the Company may rely on a certificate signed by the Secretary or any other officer of the Company:

               (i) as to who the Members hereunder are;

               (ii) as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Members or in any other manner germane to the affairs of the Company;

               (iii) as to who is authorized to execute and deliver any instrument or document on behalf of the Company;

               (iv) as to the authenticity of any copy of this Agreement and amendments hereto;

               (v) as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member (solely with respect to the activities of the Company); or

               (vi) as to the authority of the Board of Directors, any officer of the Company or the Tax Matters Partner to act.


                                   ARTICLE IV

                      Capital Accounts; Additional Capital
                      Contributions; Withdrawal of Capital;
                         Percentage Interest Adjustment
                         ------------------------------

          SECTION 4.01. Capital Accounts. (a) A separate capital account (a "Capital Account") shall be established and maintained for each Member. The Capital Account of each Member as of the date hereof, after giving effect to the Roll-Up Transaction and the adjustments referred to in Section 4.01(b), shall equal the dollar amount set forth opposite such Member's name on Schedule II under the column captioned "Initial Capital Account". Each Member's Capital Account shall be increased by: (i) the amount of any cash or the fair market value of any property (net of any liabilities of the Member assumed by the Company or secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code) contributed by the Member to the Company in accordance with this Article IV and (ii) the amount of Net Profits (or items thereof) allocated to the Member in accordance with Article V; and shall be decreased by: (i) the amount of any cash or the fair market value of any property (net of any liabilities of the Company assumed by the Member or secured by such property that the Member is considered to assume or take subject to under Section 752 of the Code) distributed to the Member by the Company and
(ii) the amount of Net Losses (or items thereof) allocated to the Member in accordance with Article V.

          (b) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations under ss. 704(b) of the Code and shall be interpreted and applied in a manner consistent with such Treasury Regulations. Upon the occurrence of any event specified in Treasury Regulations ss. 1.704-1(b)(2)(iv)(f), the Board of Directors may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company assets as provided in such Regulation; provided, however, that the Board of Directors shall cause the Capital Accounts to be so adjusted (i) in connection with the Roll-Up Transaction such that, as of the Roll-Up Date, the Members' Capital Accounts equal the initial capital accounts set forth on Schedule II, as adjusted by the Board of

Directors to reflect any adjustments described in Sections 2.04(b), 2.04(c) or 2.04(d) or as amended pursuant to Section 7.03 of the Transfer and Exchange Agreement, and (ii) immediately prior to the IPO or Merger Conversion based upon the valuation of the Company performed by the managing underwriter for the IPO or the financial advisor retained by the Company in connection with the Merger Conversion, as the case may be.

          SECTION 4.02. Additional Capital Contributions. (a) General. Subject to Section 4.06, at any time that the Board of Directors determines that the Company needs additional capital, the Board of Directors may cause the Company to offer (each, an "Initial Offer") all Members (and if such offer is made to any Member, it shall be offered to all Members) the opportunity to make additional Capital Contributions, in proportion to their Percentage Interests, providing each Member until 5:00 p.m., Eastern Time, on the 10th Business Day following the day on which such Initial Offer is given to accept or decline in writing such Initial Offer. The Initial Offer shall set forth the terms of the additional Capital Contributions, including the total amount of capital to be raised, the date on which such Capital Contributions will be payable and the proposed uses of the proceeds. Upon the expiration of such ten Business Day period, the Company shall offer (each, a "First Additional Offer") to each Member who has properly given notice of its acceptance of the immediately preceding Initial Offer, the opportunity to make further additional Capital Contributions, in proportion to their respective Percentage Interests, in respect of any Member or Members who failed to timely accept in writing such Initial Offer. Each such Member shall have until 5:00 p.m., Eastern Time, on the second Business Day following the day on which such First Additional Offer is given to accept or decline in writing such First Additional Offer. Upon expiration of such two Business Day Period, the Company shall offer (each, a "Second Additional Offer") to each Member who has properly given notice of its acceptance of the immediately preceding First Additional Offer, the opportunity to make further additional Capital Contributions, in proportion to their respective Percentage Interests, in respect of any Member or Members who failed to timely accept in writing such First Additional Offer made to it. Each Member receiving a Second Additional Offer shall have until 5:00 p.m., Eastern Time, on the second Business Day following the day on which such Second Additional Offer is given to accept or decline in writing such Second Additional Offer. AAH shall have the right to make Capital Contributions in respect of any Member who failed timely to accept in writing any Initial Offer, unless and except to the extent that such Capital

Contributions are made by any other Member that shall have accepted a First Additional Offer or Second Additional Offer. To the extent, if any, that AAH does not fully exercise the right referred to in the immediately preceding sentence, the Board of Directors may, in its sole discretion, offer any third party the right to contribute capital to the Company in an amount not greater than the difference between (i) the amount of capital that was the subject of the applicable Initial Offer and (ii) the amount of capital that all Members agreed to contribute to the Company in respect of such Initial Offer (including pursuant to any First Additional Offer or Second Additional Offer, AAH's exercise of all its rights to make Capital Contributions).

          (b) Adjustment of Percentage Interests; Rules of Application. In the event that any additional Capital Contribution is not made in proportion to each Member's Percentage Interest in the Company, the Members' Percentage Interests in the Company will be adjusted proportionally by the Board of Directors so as to reflect such additional Capital Contributions, all prior Capital Contributions made by the Members, all prior distributions made to the Members (other than pursuant to Section 6.01(c)(iv)), the Members' initial Capital Accounts and any other relevant factors (but after giving effect to any other adjustments to the Members' Percentage Interests made pursuant to this Agreement), and Schedule II hereof will be amended to reflect the Percentage Interests of the Members, as determined after giving effect to such factors. If a Dealer makes any additional Capital Contributions pursuant to this Section 4.02, the portion of such Dealer's Percentage Interest related to such additional Capital Contributions will not be subject to adjustment under Section
4.04 below. In the event additional Capital Contributions are made by the Members pursuant to this Section 4.02, the Board of Directors shall amend this Agreement so that Carried Interests and any other comparable interests in the Company's profits held by and intended to provide incentives for the Company's management are not applied to distributions in respect of such additional Capital Contributions until such time as the Members shall have received cumulative distributions pursuant to Section 6.01(b)(i) in respect of such additional Capital Contributions in an amount equal to the amount of such additional Capital Contributions plus an 8% per annum cumulative, compounded return thereon. All such additional Capital Contributions shall be payable in cash on such date as set forth in the notice of the applicable Initial Offer. No Member shall have any right to contribute capital to the Company except as set forth in this Section 4.02.

          SECTION 4.03. Withdrawal of Capital; Limitation on Distributions; Resignation. No Member shall be entitled to withdraw any part of such Member's Capital Account or, except as provided in Sections 6.01 and 12.02, to receive any other distributions from the Company, and no Member shall be entitled to demand or receive (i) interest on such Member's Capital Account or (ii) any property from the Company other than cash. No Member may withdraw from the Company without the prior written consent of the Board of Directors.

          SECTION 4.04. Percentage Interest Adjustment. (a) General. In order to provide an economic incentive to the Dealers to maximize the performance of their respective affiliated Platform Groups after the Roll-Up Date, (i) as soon as practicable after (A) the date on which audited Fiscal Year-end financial statements of the Company for the 2000 Fiscal Year are available and (B) the date on which audited Fiscal Year-end financial statements of the Company for each subsequent Fiscal Year are available and (ii) if the IPO is not consummated in the 2000 Fiscal Year, immediately prior to the consummation of any IPO, except as otherwise provided in Section 4.02(b) with respect to additional Capital Contributions, the Percentage Interest of each Dealer will be subject to upwards or downwards adjustment as appropriate to reflect the relative performance of such Dealer's affiliated Platform Group as compared to the performance of the Platform Groups as a whole for the period beginning on October 1, 1999 (or, with respect to the second adjustment hereunder and any subsequent adjustments hereunder, from the effective date of the most recent adjustment) to the adjustment date. Such adjustments will be determined pursuant to the formula set forth on Schedule III. Each adjustment of Percentage Interests pursuant to this Section 4.04 will be effective (i) with respect to annual adjustments, as of the day after the last date covered by the most recent audited Fiscal Year-end financial statements and (ii) with respect to an adjustment in connection with any IPO, as of the last day of the month preceding the date of the preliminary prospectus distributed to prospective investors for the IPO. Adjustments shall be determined with respect to each Dealer for each Applicable Period (as defined in Schedule III), including any Applicable Periods beginning after the date on which a Dealer Transfers all or a portion of its Interest. The initial Applicable Period shall start on October 1, 1999 and shall be comprised of the 15 month period ending December 31, 2000; provided that if the IPO is consummated during the 2000 Fiscal Year, there shall be no adjustment pursuant to this Section 4.04(a). Upon each adjustment of Percentage Interests pursuant to this Section 4.04, the

Board of Directors shall cause Schedule II hereof to be amended to reflect each Member's Percentage Interest, as determined after giving effect to such adjustment.

          (b) Record of Percentage Interests; Notification of Adjustment. The Company shall at all times maintain a written record of each Member's current Percentage Interest, and shall provide a written notification to each Dealer of such Dealer's then-current Percentage Interest and a detailed calculation showing the manner in which such Percentage Interest was calculated within five Business Days of any Percentage Interest adjustment pursuant to Section 4.04(a). Any such written notification shall be treated in all respects like a written statement of Percentage Interests in accordance with the provisions of Section
4.05. The Percentage Interest of each Dealer as determined pursuant to Section 4.04(a) shall be binding and conclusive upon all parties hereto in the absence of fraud or manifest error.

          SECTION 4.05. Statements of Percentage Interest. Within five Business Days after the written request of any Member, the Company shall provide to such Member a written statement of such Member's Percentage Interest as of the time the Company makes such written statement. Pursuant to the Act, no such written statement shall be deemed to be a certificated security, a negotiable instrument, a bond or a stock, and no such written statement shall be a vehicle by which any transfer of any Member's Interest may be effected.

          SECTION 4.06. Issuance of Additional Interests. (a) Issuances in Connection with Acquisitions. The Board of Directors may, in connection with any acquisition of any retail automobile or truck dealership or any other asset to be used in the Company's business, cause the Company to issue Interests to the seller or sellers thereof, or to a third party or parties financing such acquisition (each, a "Third Party Investor"), and such seller or sellers or Third Party Investor or Third Party Investors shall thereupon be admitted as Members of the Company, in each case without the consent of any Member.

          (b) Issuances to Senior Management Employees. The Board of Directors may, in connection with the hiring or compensation of any senior management employee of the Company (or any subsidiary of the Company), cause the Company to issue Interests (or options to acquire Interests) to any such employee, and, upon the acquisition of such Interest, such employee shall be admitted as a Member of the Company, in each case without the consent of any Member. The Members anticipate that Interests (or options to acquire

Interests) will be issued to senior management employees of the Platform Groups in such amounts and on such other terms as are reasonable and intended to provide such employees with incentives to maximize the Company's profits.

          (c) Terms of Issuances Pursuant to This Section 4.06. Any issuance of Interests pursuant to paragraphs (a) or (b) of this Section 4.06 may be on such terms and conditions as the Board of Directors in its sole discretion determines, including the Percentage Interest associated with such Interests and the entitlement of the person to whom such Interests are issued to distributions under Section 6.01(b)(ii); provided, however, that any such issuance of Interests shall have the same relative effect on all the then existing Members (including AAH), (x) except for such differences as are necessary to reflect, pro rata, the differences in such then existing Members' Percentage Interests and (y) except for the effect on the Carried Interests of Members entitled to Carried Interests. In connection with any such issuance of Interests, the Members' Percentage Interests in the Company will be adjusted so as to reflect such issuance, and Schedule II hereof will be amended to reflect the Percentage Interests of the Members and the "Initial Capital Accounts" of any new "Members". No issuance of Interests pursuant to Section 4.06(a) shall adversely affect the rights and obligations of the then existing Members with respect to the Carried Interests and any other comparable interests in the Company's profits held by and intended to provide incentives for the Company's management.

          SECTION 4.07. Determination of Book Value of Company Assets. (a) Book Value. The initial "Book Value" of any Company asset as of the Roll-Up Date (taking into account the adjustment in connection with the Roll-Up Transaction described in Section 4.01(b)) shall be its fair market value on the Roll-Up Date as determined in good faith by the Board of Directors; provided, however, that in the case of the assets included within any Platform Group appraised by Houlihan, Lokey, Howard & Zukin pursuant to Section 2.04 of the Transfer and Exchange Agreement, the initial Book Values of such assets shall be consistent with the value of such Platform Group set forth in such appraisal, as adjusted by the Board of Directors to reflect any adjustments described in Sections 2.04(b), 2.04(c), or 2.04(d) and as amended pursuant to Section 7.03 of the Transfer and Exchange Agreement.

          (b) Adjustment. The Book Values of all of the Company's assets shall be adjusted by the Company to equal their respective fair market values, as determined in good faith by the Board of Directors (taking into account, if applicable, the valuation referred to in clause (ii) of the proviso in Section 4.01(b)), upon the occurrence of any adjustment of the Capital Accounts of Members pursuant to Section 4.01(b).

          (c) Depreciation and Amortization. The Book Values of the Company's Assets shall be adjusted as appropriate to reflect any depreciation and amortization in accordance with the principles for determining the Net Profits and the Net Losses of the Company.


                                    ARTICLE V

                                   Allocations
                                   -----------

          SECTION 5.01. Allocation of Net Profits and Net Losses. (a) Net Profits. Subject to Section 5.02, the Net Profits of the Company for each Fiscal Year (or portion thereof) shall, after giving effect to all Capital Account adjustments attributable to contributions and distributions (other than any liquidating distributions) made with respect to such year, be allocated among the Members as follows:

               (i) first, to the Members, if any, with negative MG Capital Account balances in an amount up to such Members' aggregate negative MG Capital Account balances, in proportion to their respective negative MG Capital Account balances;

               (ii) second, to the Members in the amounts and proportions necessary to cause their respective MG Capital Account balances (as adjusted to reflect any allocations for such year pursuant to Section 5.02) to equal their respective Target Amounts as of the end of such year; and

               (iii) third, to the Members in accordance with their respective Percentage Interests.

          (b) Net Losses. Subject to Section 5.02, the Net Losses of the Company for each Fiscal Year (or portion thereof) shall, after giving effect to all Capital Account adjustments attributable to contributions and distributions (other than any liquidating distributions) made with respect to such year, be allocated among the Members as follows:

               (i) first, to the Members with MG Capital Account balances (as adjusted to reflect any allocations for such year pursuant to Section 5.02) in excess of their respective Target Amounts, to the extent of and in proportion to such excess amounts;

               (ii) second, to the Members with positive MG Capital Account balances (as adjusted to reflect any allocations for such year pursuant to Section 5.02) pro rata to the extent of their respective MG Capital Account balances; and

               (iii) third, to the Members in accordance with their respective Percentage Interests.

          SECTION 5.02. (a) Code Section 704(b) Allocations. Notwithstanding any other provisions of this Agreement, special allocations of Net Income, Net Loss or specific items of income, gain, loss or deduction may be required for any Fiscal Year (or portion thereof) as follows:

          (i) Minimum Gain Chargeback. The Company shall allocate items of Company income and gain among the Members at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

          (ii) Allocation of Deductions Attributable to Member Nonrecourse Liabilities. Any Nonrecourse Deductions attributable to a Member Nonrecourse Debt shall be allocated among the Members that bear the economic risk of loss for such Member Nonrecourse Debt in accordance with the ratios in which such Members share such economic risk of loss and in a manner consistent with the requirements of Treasury Regulation Sections 1.704-2(c), 1.704-2(i)(2) and 1.704-2(j)(1).

          (iii) Qualified Income Offset. The Company shall specially allocate Net Loss and items of income and gain when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (b) Special Allocation upon Disposition of Assets. If any Member has received any distribution pursuant to Section 6.01(c)(iv) hereof, then upon the occurrence of any event described in Sections 8.01, 8.02 or 8.04 or any other disposition of all or substantially all of the Company's assets, then notwithstanding Section 5.01 hereof, the gain, if any, arising from such event or disposition shall be allocated (i) first, to each such Member to the extent of the product of (x) the total distributions received by such Member pursuant to Section

6.01(c)(iv) hereof and (y) 5/9 ths and (ii) second, in accordance with Section
5.01 hereof.

          SECTION 5.03. Tax Allocations. (a) The income, gains, losses and deductions recognized by the Company shall be allocated among the Members, for United States Federal income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that the corresponding items are allocated to the Members pursuant to Section 5.01 and 5.02. Except as otherwise provided below, when the Book Value of a Company asset (including the assets of the Platform Groups that were indirectly contributed) differs from its basis for Federal or other income tax purposes, solely for purposes of the relevant Tax and not for purposes of computing Capital Account balances, income, gain, loss, deduction and credit shall be allocated among the Members in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, using the method selected by the Tax Matters Partner.

          (b) Notwithstanding the foregoing, any Company asset with respect to which the items of income, gain, loss, deduction and credit were required pursuant to the organizational document which governed the Platform Group from which such asset was acquired (or, in the case of any asset owned by the Company prior to the Roll-Up Date, pursuant to the Prior LLC Agreement) to be allocated for Tax purposes in accordance with the method set forth in Section 1.704-3(b) or 3(c) of the Treasury Regulations shall continue to be subject to allocations for Tax purposes in accordance with such method in respect of the difference, if any, between the book value of the Company asset in the hands of such Platform Group immediately before the Roll-Up Date and its basis for Federal income tax purposes at such time.

          SECTION 5.04. Partial Year Allocations. For purposes of determining the Net Profits, Net Losses and the items of income, gain, loss and deduction allocable to each Member:

          (a) With respect to the Fiscal Year in which the Roll-Up Transaction occurs, allocations for the portions of such Fiscal Year occurring before and after the Roll-Up Transaction shall be determined on the basis of an interim closing of the Company's books.

          (b) If the Percentage Interest of any Member is adjusted pursuant to
Section 4.04 hereof during any Fiscal Year, then allocations for the portions of such Fiscal Year occurring before and after such adjustment shall be determined on the basis of an interim closing of the Company's books.

          (c) Any other partial year Tax allocations shall be made on the basis of an interim closing of the Company's books or a daily proration, as determined by the Tax Matters Partner, when required by a short Fiscal Year of the Company, the entry or withdrawal of a Member, the Transfer of any Interests by or to a Member or for any other reason determined by the Tax Matters Partner.


                                   ARTICLE VI

                                  Distributions
                                  -------------

          SECTION 6.01. Distributions. (a) Generally. Except as set forth in
Section 6.01(c) or (d), distributions shall be made at such time and in such amounts as determined by the Board of Directors and shall be made among the Members in cash or other property in amounts determined by the procedures set forth in Section 6.01(b).

Notwithstanding any provision to the contrary contained in this Agreement, (i) the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate the Act or other applicable law and (ii) the Company shall not be required to distribute any amount to the extent that the Company could be subject to any liability to refund or repay such amount or any liability arising out of the event giving rise to such amount except to Members who have agreed to assume such liability to the extent of the amount to be distributed in connection with such event.

          (b) Distribution Amounts. Subject to Section 6.01(c), any amounts to be distributed to Members pursuant to Section 6.01(a) shall be distributed among the Members in accordance with the following order of priority:

               (i) first, such distribution shall be apportioned and distributed to each Member in accordance with its respective Percentage Interest until the cumulative distributions pursuant to this Section 6.01(b)(i) are equal to the Return Target; and

               (ii) second, the balance of such distribution shall be apportioned to each Member in accordance with their respective Percentage Interests and:

                    (A) the amount so apportioned to Gibson FP shall be
               distributed to Gibson FP and the amount
               so apportioned to Kendrick shall be distributed to Kendrick; and

                    (B) the amount so apportioned to any Member other than
               Gibson FP and Kendrick shall be distributed to Gibson FP in accordance with the Gibson Percentage, to Kendrick in accordance with the Kendrick Percentage and to such Member in accordance with the Residual Percentage.

          (c) Tax Distributions. (i) Notwithstanding Section 6.01(a), the Company shall, as soon as practicable after the close of each Fiscal Year, make pro rata cash distributions to all Members, regardless of their tax status, in accordance with their respective Percentage Interests, in amounts intended to enable each Member (or, in the case of a Member that is a flow-through entity, the direct or indirect owners of such Member) to discharge its aggregate federal, state and local income Tax liability arising from the allocations of taxable income made to them pursuant to Article V for such Fiscal Year (other than any Atlanta Recapture Taxes (as defined in Section 6.01(c)(iv))). The amount distributable pursuant to this Section 6.01(c)(i) shall be determined by the Board of Directors in its reasonable discretion, using a uniform Tax rate for each Member equal to the maximum combined effective federal, state and local tax rate for an individual resident in California, Connecticut, New York State/New York City or Pennsylvania (whichever is highest) for each applicable type of income and otherwise taking into account such other relevant factors and simplifying assumptions (other than with respect to the amount of taxable income allocable by the Company to the Members) as the Board of Directors reasonably determines to be appropriate for purposes of estimating the Tax liabilities of the Members. Notwithstanding the foregoing, to the extent, if any, that the Board of Directors reasonably determines that the distributions pursuant to this
Section 6.01(c), if made, would cause the Company to be or remain in default under any agreements with lenders or motor vehicle manufacturers (despite commercially reasonable efforts by the Company to obtain consents or amendments necessary to permit such Tax distributions), the Company shall be relieved of its obligations to make such distributions while and to the extent that such conditions continue to exist.

          (ii) The Board of Directors shall make quarterly advances of distributions described in Section 6.01(c)(i) in order to facilitate payment of estimated Taxes by the Members for each Fiscal Year. If the aggregate amount so advanced to a Member in respect of a Fiscal Year is greater than the distribution to which such Member is entitled under Section
6.01(c)(i) in respect of such Fiscal Year, then such Member shall repay to the Company the amount of such excess distribution within 60 days after the Board of Directors determines the amount thereof. Alternatively, the Board of Directors may, at any time, cause the Company to reduce the amount of distributions otherwise payable to such Member under Section 6.01(a) by the amount of such excess distribution.

          (iii) Notwithstanding the foregoing, no Member shall be entitled to receive any distribution pursuant to Sections 6.01(c)(i) or 6.01(c)(ii) with respect to any Fiscal Year to the extent, if any, that such Member has previously received distributions pursuant to Section 6.01(a) with respect to such Fiscal Year. Any distribution made to a Member pursuant to Sections 6.01(c)(i) or 6.01(c)(ii) will for all purposes of this Agreement be treated as an advance against, and shall reduce, any future distribution which such Member would otherwise be entitled to receive under Section 6.01(b), 6.01(d), 8.02 or 8.04.

          (iv) If, in preparation for an IPO, the Company elects to change the method of inventory accounting for tax purposes used with respect to the business of Asbury Automotive Atlanta, L.L.C. ("Atlanta") or takes any action in connection with any IPO or Merger Conversion or takes any action in violation of
Section 10.04(c) hereof which action results in the Company being required to change such method, and, as a result, any person that was a direct or indirect member of Atlanta prior to the Roll-Up Date (other than AAH or any Affiliate thereof) (an "Atlanta Dealer") is or will be required to pay any additional Taxes that such person would not have been required to pay but for such change in method of inventory accounting (the amount of which additional Taxes being determined in accordance with the principles set forth in the second sentence of
Section 6.01(c)(i) but applying tax rates in effect with respect to residents of Atlanta, Georgia for the taxable period) (such additional Taxes, "Atlanta Recapture Taxes"):

          (A) the Company shall, at the time contemplated by Section 6.01(c)(i) but subject to the limitations contained in the last sentence of Section 6.01(c)(i), make a cash distribution to each Atlanta Dealer (or if such Atlanta Dealer is an indirect member of the Company, to the Member or Members of the Company with respect to which such Atlanta Dealer's Atlanta Recapture Taxes arise) in an amount equal to the Atlanta Recapture Taxes incurred by such Atlanta Dealer; provided, however, that the aggregate amount distributable directly or indirectly to all Atlanta Dealers pursuant to this Section 6.01(c)(iv) shall not exceed $4.5 million; and

          (B) upon the occurrence of any transaction described in Section 8.01,
8.02 or 8.04, the number of shares of Newco stock otherwise distributable directly or indirectly to each Atlanta Dealer shall be ratably reduced by a number of shares equal to (1) the product of (x) the amount of cash that was directly or indirectly distributed by the Company to such Atlanta Dealer pursuant to this Section 6.01(c)(iv) and (y) 4/9 ths divided by (2) the per share price of the Newco common stock in the IPO; and the aggregate number of shares determined pursuant to the preceding formula with respect to all Atlanta Dealers shall be distributed to other Members of the Company in proportion to the number of shares otherwise distributable to such other Members so that no such shares will be received, directly or indirectly, by Atlanta Dealers (in addition to the number of shares that such Members who are not Atlanta Dealers (or owned directly or indirectly thereby) would otherwise have been entitled to receive pursuant to Section 8.02 or 8.04); provided, however, that solely for purposes of Section 8.02, the Capital Account of each Member that received distributions pursuant to Section 6.01(c)(iv)(A) shall be increased proportionately by the product, if any, of (x) and (y), above, determined with respect to such Member (or the direct or indirect owners thereof).

          (C) In the event that a transaction described in Section 8.01, 8.02 or
8.04 does not occur, then, notwithstanding any provision in this Agreement to the contrary and in recognition of the reduction in the Atlanta Dealers' respective Capital Accounts as a result of distributions pursuant to Section 6.01(c)(iv)(A), the Members acknowledge and agree that the amount otherwise directly or indirectly distributable to the Atlanta Dealers pursuant to Section 6.01(d) shall be reduced by the product described in clause (1) of Section 6.01(c)(iv)(B) and the allocations pursuant to Article V shall be adjusted as determined by the Board of Directors to be appropriate to effectuate such result.

          (d) Notwithstanding any other provision of this Agreement (other than Sections 6.01(c)(iv)(C), 8.02 and 8.04), all amounts distributed in connection with the sale or other disposition of all or substantially all the assets of the Company or the dissolution, winding-up or liquidation of the Company shall be distributed to Members in accordance with their respective Capital Account balances, as adjusted for all Company operations up to and including the date of such distribution, pursuant to Section 12.02(b).

          SECTION 6.02. Repayment of Funds. Except as otherwise may be provided by law, Section 6.01(a)(ii), Section 6.01(c)(ii) or 6.03, no Member shall be required to repay to the Company any funds distributed to it pursuant to this Agreement.

          SECTION 6.03. Withholding. Notwithstanding any other provision of this Agreement, the Company is authorized to take any and all actions that are determined by it to be necessary or appropriate to insure that the Company satisfies any and all withholding and Tax payment obligations under the Code or other applicable law. Without limiting the generality of the foregoing, the Company may withhold any amount that it determines is required to be withheld from any amount distributable to any Member pursuant to this Article VI; provided, however, that such amount shall be deemed to have been distributed to such Member for all purposes of this Agreement. In the event that the Company withholds or pays Tax in respect of any Member for any period in excess of the amount of cash otherwise distributable to such Member for such period pursuant to this Agreement (or there is a determination by any taxing authority that the Company should have withheld or paid any Tax for any period in excess of the Tax, if any, that it actually withheld or paid for such period) and the Company pays the amount of such additional Tax, such excess amount (or such additional amount) shall be treated as a recourse loan to such Member that shall bear interest at the Prime Rate plus 5% (but in no event more than the highest lawful rate).

                                   ARTICLE VII

                       Transfers of Interests; Tag-Along/
                    Drag-Along Rights; Purchase of Interests
                         Upon Termination of Employment;
                          Options to Purchase Interests
                          -----------------------------

          SECTION 7.01. Transfers of Interests in the Company. (a) Generally.
(i) No Member may Transfer all or any portion of its Interest (or any beneficial interest therein) unless (A) such Transfer is in accordance with this Article VII or Article VIII, (B) the Transferor gives the Company not less than 10 Business Days prior written notice of such Transfer (unless greater prior notice is required by this Agreement, in which case the Transferor shall give such greater notice), (C) all required consents of motor vehicle manufacturers, as shall be determined by the Board of Directors, have been obtained and (D) except for a Transfer in accordance with the first sentence of Section 7.01(c)(iv) or Article VIII, the Transferee executes and delivers a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) and any other agreements, documents or instruments as the Company may reasonably require. The parties will cooperate to obtain any motor vehicle manufacturer consents that may be required for any Transfer pursuant to this
Article VII. Any Transfer made in violation of this Section 7.01(a) shall be null and void and shall be subject to paragraph (d) of this Section 7.01.

          (ii) Whenever a Transfer or purchase (other than any Transfer or purchase pursuant to Section 7.01(c)(i) or (iv)) is to be consummated by any person on a specified date under this Article VII, such Transfer or purchase shall take place at 10:00 a.m. on such date (or, if such date is not a Business Day, the next following Business Day) at the New York offices of Cravath, Swaine & Moore or at such other time, date and place as the Company and the parties to the transaction may agree. The consideration for such Transfer or purchase shall be paid by delivery to the Transferor of a certified or bank check made payable to such Transferor or by wire transfer in immediately available funds to a bank account designated by such Transferor, as the parties to such transaction may agree, against due execution and delivery of the agreements, documents and instruments specified in Section 7.01(a)(i)(C) and of such other agreements, documents and instruments as the Board of Directors or the parties to such transaction may reasonably require.

          (iii) Upon compliance with the requirements of Section 7.01(a), each Transferee of an Interest shall have all of the economic rights, and shall be subject to the restrictions and obligations, of its Transferor hereunder to the extent specified in the agreements or instruments between the parties, and shall succeed to the portion of the Transferor's Percentage Interest (including any adjustment thereto pursuant to Section 4.04(a) effected after the date of such Transfer), Capital Account and the portion of such Transferor's Minimum Gain attributable thereto. Such Transferee shall be admitted as a Member only with the prior written consent of the Board of Directors in its sole discretion; provided, however, that any Transferee pursuant to Sections 7.01(b), 7.01(c)(i), 7.01(c)(iii), 7.02 or 7.03 shall, upon request to the Company of the applicable Transferor or Transferee, be admitted as Member without the prior consent of any person. If a Transferor has Transferred its entire Interest in the Company pursuant to this Article VII and the Transferee is admitted as a Member, immediately following such admission, such Transferor shall cease to be a Member.

          (b) Transfers by AAH. Subject to Section 7.01(a) and, with respect to a Transfer to any person other than a Permitted Transferee of AAH, Section 7.02, AAH (and its Permitted Transferees) shall have the right to Transfer at any time all or any portion of its Interest (including any beneficial interest therein) to any person without the prior consent of any person.

          (c) Transfers by Other Members. (i) Subject to Sections 7.01(a) and 7.01(e), each Member shall have the right to Transfer at any time all or any portion of its Interest (including any beneficial interest therein) to any Permitted Transferee of such Member without the prior consent of any person.

          (ii) Prior to the fifth anniversary of the date of this Agreement, no Member other than AAH (or AAH's Permitted Transferees) shall have the right to Transfer all or any portion of its Interest (including any beneficial interest therein) to any person except (A) in accordance with Sections 7.01(a) and 7.01(e) and pursuant to Section 7.01(c)(i) or (iv), Section 7.02, Section 7.03,
Section 7.04 or Article VIII or (B) with the prior written consent of the Board of Directors in its sole discretion.

          (iii) On and after the fifth anniversary of the date of this Agreement, each Member other than AAH (or AAH's Permitted Transferees) shall have the right to Transfer at any time all or any portion of its Interest (including any beneficial interest therein) in accordance with Section 7.01(a), subject to this Section 7.01(c)(iii) and Section 7.01(e). If such a Member proposes to Transfer all (or any portion) of its Interest other than pursuant to
Section 7.01(c)(i) or (iv), Section 7.02, Section 7.03, Section 7.04 or Article VIII and such Member has identified a Third Party Purchaser for such Interest (or such portion), such Member shall deliver to AAH a notice setting forth in reasonable detail:

               (A) the name and business background of the Third Party
          Purchaser;

               (B) the amount and form of the prospective purchase price of such Interest (or such portion);

               (C) all other material terms and conditions of the proposed Transfer;

               (D) such Member's offer, irrevocable by its terms for 15 days following the date such notice is delivered (the "Offer Date"), to sell to AAH such Interest (or such portion) for a purchase price, in cash, equal to the price to be paid by such Third Party Purchaser and on such other terms and conditions not less favorable to AAH than those offered by such Third Party Purchaser; provided that if the prospective purchase price is to be paid in non-cash consideration, the Board of Directors in good faith shall determine the fair market value of such non-cash consideration in accordance with Section 7.06(c) and AAH shall be offered the right to purchase such Interest for a cash purchase price equal to such fair market value; and

               (E) closing arrangements and a closing date (the "Scheduled Closing Date") not less than 30 nor more than 60 days following the Offer Date, for any purchase that may be effected by AAH pursuant to this Section 7.01(c)(iii); provided that such time period may be extended to the extent necessary to resolve any dispute regarding the fair market value of non-cash consideration in accordance with Section 7.06(c).

Acceptance of an offer pursuant to this Section 7.01(c)(iii) shall be evidenced by a notice signed by AAH and delivered to the Transferring Member prior to the expiration of the subject offer to AAH. Upon delivery, such acceptance shall constitute a binding commitment to purchase the Interest (or such portion); provided, however, that AAH may assign its rights under this
Section 7.01(c)(iii) to any person. In the event that no acceptance is given or acceptance is given but AAH fails (without fault of the Member proposing to Transfer all (or any portion) of its Interest) to consummate the purchase of such Interest (or such portion) by the Scheduled Closing Date or, solely if necessary to obtain any consent of motor vehicle manufacturers to such purchase, by the date that is 120 days following the Scheduled Closing Date, then, without prejudice to such Member's rights against AAH, such Interest (or such portion) may be sold to (but only to) the identified Third Party Purchaser within 45 days from the expiration of such offer by such Member to AAH (or the failure of AAH to consummate the purchase of such Interest); provided, however, that such sale shall be upon terms and conditions not more favorable to such Third Party Purchaser than those set forth in such Member's offer to AAH and provided further that such sale may be postponed for up to an additional 120 days solely if necessary to obtain any consent of motor vehicle manufacturers to the sale. If at the end of such period, such Member shall not have completed the sale of such Interest (or such portion), it shall no longer be permitted to sell such Interest without again fully complying with the provisions of this Section 7.01(c)(iii).

          (iv) In addition, with the written consent of the Board of Directors, which shall not be unreasonably withheld, and subject to Sections 7.01(a) and 7.01(e), each Member may pledge all or any part of such Member's Interest as security for the payment or performance of recourse debts or recourse obligations of such Member and to assign all or any part of such Member's rights to share in the profits and losses of the Company, to receive distributions and to receive allocations of income, gain, loss, deduction, credit or similar items to which the Member is entitled (collectively, "Economic Rights"). A secured party foreclosing on its security interest in any Interests pledged to it in compliance with this Section 7.01(c)(iv) shall be treated as an assignee of all of the Economic Rights of the pledging Member, without the need for approval of such assignment by the Board of Directors, and the pledging Member shall cease to have the right to exercise any rights as a Member upon the effectiveness of such transfer in foreclosure; provided, however, that the secured party (A) shall execute and deliver a counterpart of the signature page of this Agreement (or other appropriate assumption agreement) and any other agreements, documents or instruments as the Company may reasonably request and (B) shall not become a Member (or have any of the rights of Members other than Economic Rights) unless and until such secured party is admitted as a Member with the consent of the Board of Directors pursuant to Section 7.01(a); and provided further, however, that any such foreclosure shall be subject to Section 7.01(e).

          (d) Involuntary and Impermissible Transfers. If an Involuntary Transfer or a Transfer in violation of this Agreement shall occur with respect to any Member other than AAH and such Transfer has not been cured within 30 days after notice has been given by AAH to the Transferor or the Transferee, AAH shall have the right, exercisable by delivery of written notice to such Transferee within 90 days following the earlier to occur of (x) AAH's receipt of notice of such event from the Transferor or (y) AAH's obtaining actual knowledge of such event from any other source, to purchase all of the Interest acquired directly or indirectly by such Transferee at a purchase price equal to the Fair Market Value thereof, determined in good faith by the Board of Directors as of the date of such event. The closing date of any purchase described in this
Section 7.01(d) shall be on the 30th day after a determination of the Fair Market Value of the Interest to be purchased is made, provided that such purchase may be postponed by AAH for up to an additional 120 days solely if necessary to obtain any consent of a motor vehicle manufacturer to the purchase.

          (e) Publicly Traded Partnership. Notwithstanding anything in this Agreement, in order to avoid the treatment of the Company as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (i) unless waived in writing by the Tax Matters Partner in its sole discretion, no Transfer of all or any part of a Member's Interest may be made if such Transfer would result in the Company having more than 100 members (as determined in accordance with Treasury Regulation Section 1.7704-1(h)) and (ii) no Transfer, or attempted Transfer, of all or any part of a Member's Interest may be made through the facilities of any "established securities market" or any "secondary market" (as such terms are defined for purposes of Section 7704(b) of the Code).

          SECTION 7.02. Tag-Along Rights. Subject to Sections 7.01(a), if AAH desires to Transfer all (or any portion) of its Interest to a prospective Transferee (or Transferees) other than to a Permitted Transferee of AAH or pursuant to Section 8.01, AAH shall, as a condition to such Transfer, (i) provide a notice to all other Members in writing (a "Tag-Along Notice") of the material terms of the proposed Transfer at least 30 days prior to such Transfer and (ii) permit all other Members (or cause all other Members to be permitted) to sell (either to the prospective Transferee of AAH's Interest or to another financially reputable Transferee reasonably acceptable to such other Members) the same portion of their respective Interests at the same relative price (taking into consideration the size and type of Interest of each such other Member, but without applying any discount due to any Member's lack of control with respect to the Company) in the same form of consideration and otherwise on substantially similar terms as the sale by AAH, which sale shall take place on the date AAH's Interest (or such portion) is Transferred to such Transferee (or Transferees). Each Member shall have 15 days from the date of receipt of a Tag-Along Notice to exercise its right to sell pursuant to clause (ii) above by delivering written notice to AAH of its intent to exercise such right. The right of the Members to sell pursuant to the above provisions shall terminate if not exercised within such 15-day period. Each Member electing to exercise its right to sell pursuant to the above provisions shall share, on a pro rata basis (based on the relationship the sale price for the Interests being sold by such Member bears to the aggregate sale price for all Interests being sold to such Transferee), the legal, investment banking and other expenses of AAH incurred in connection with such Transfer, other than any expenses payable to AAH or to any Affiliate of AAH or the Company.

          SECTION 7.03. Drag-Along Rights. If at any time AAH desires to Transfer all (or any portion) of its Interest in accordance with Section 7.01(a) to any Third Party Purchaser (or Third Party Purchasers), AAH shall have the right to require that all other Members Transfer the same portion of their respective Interests to such Third Party Purchaser (or Third Party Purchasers) at the same relative price (taking into consideration the size and type of Interest of each such other Member, but without applying any discount due to any Member's lack of control with respect to the Company) in the same form of consideration and otherwise on substantially similar terms as the sale by AAH. AAH shall provide a notice to the Company in writing (the "Drag- Along Notice") of such sale at least 30 days prior to the date of closing thereof, and the Drag-Along Notice shall identify such Third Party Purchaser (or Third Party Purchasers), all material terms of the sale and the date of closing. The Company shall promptly notify each Member (other than AAH) of its receipt of the Drag-Along Notice. Upon the closing of any sale by AAH of all (or such portion) of its Interest as described in a Drag-Along Notice, such Third Party Purchaser (or Third Party Purchasers) shall pay to each Member the consideration payable to such Member in connection with such sale of all (or such portion) of the Interests of such Member to such Third Party Purchaser (or Third Party Purchasers), net of such Member's proportionate share (based on the relationship the sale price for the Interests being sold by such member bears to the aggregate sale price for all Interests being sold to such Transferee) of the legal, investment banking and other expenses of AAH incurred in connection with such sale, other than any expenses payable to AAH or to any Affiliate of AAH or the Company, and the Interests (or such portion) of all such Members shall be deemed Transferred to such Third Party Purchaser (or Third Party Purchasers).

          SECTION 7.04. Purchase of Interests Upon Termination of Employment.
(a) Generally. (i) Upon the termination of employment with the Company or any of its subsidiaries of any Management Employee for any reason, the Company shall have an option to purchase all (or any portion) of the Interest held directly or indirectly by (x) such Management Employee (or, if such Management Employee's employment was terminated by death, such Management Employee's estate) and (y) each Permitted Transferee of such Management Employee (other than a

Permitted Transferee that is a Management Employee or an entity wholly owned by a Management Employee, provided such Management Employee is an executive officer of the Company or a Platform Group) (all such Interests being referred to as the "Callable Interests"), at a purchase price equal to the Fair Market Value of such Interest (or such portion) as of the date of such termination of employment (or, in the event such purchase is postponed pursuant to Section 7.04(b)(ii), as of the date of the purchase by the Company of such Interest (or such portion)), as determined by the Board of Directors in its good faith judgment in accordance with Section 7.06, increased by the sum of all Capital Contributions, and decreased by the sum of all distributions, made in respect of such Interest (or such portion) after such termination date through the date on which the notice required by the following sentence is given by the Company. The Company shall have three months from such termination date (such three-month period being referred to as the "Option Period") during which to give notice in writing to such Management Employee (or such Management Employee's estate) of its election to exercise or not to exercise such option (an "Exercise Notice"). Except as otherwise provided in Section 7.04(b), such Management Employee shall have no rights of any kind as a Member under this Agreement with respect to the Callable Interests after an Exercise Notice is given, including rights to make Capital Contributions or to receive distributions. Subject to Section 7.04(b), the completion of a Transfer pursuant to this Section 7.04(a)(i) shall take place on the 20th Business Day following the date of receipt by the Management Employee (or his or her estate and, if applicable, his or her Permitted Transferees) of the notice required to be given pursuant to this Section 7.04(a)(i); provided that such period may be postponed by the Company to the extent necessary to resolve a dispute regarding the Fair Market Value of a Callable Interest (or portion thereof) pursuant to Section 7.06(b).

          (ii) Subject to Section 7.01(a) and any restriction contained in any other agreement to which the Company or its Affiliates are party, the Company may assign its rights under this Section 7.04(a) to any person.

          (iii) Upon any Transfer of any Interest pursuant to this Section 7.04, the Percentage Interests of the Members will be adjusted as determined by the Board of Directors so as to reflect such Transfer (including any adjustments to the Members' Percentage Interests necessary to reflect any adjustment to the Transferor's Percentage Interest required to be effected pursuant to Section 4.04(a) with respect to any Applicable Period (as defined in Schedule III) ending on a date after the date of such Transfer), and Schedule II hereof will be amended to reflect the Percentage Interest of the Members, after giving effect to such adjustment.

          (iv) This Section 7.04(a)(iv) applies to each Management Employee who
(A) receives an Exercise Notice from the Company pursuant to Section 7.04(a)(i) above in connection with his termination by the Company "for cause" or his voluntary resignation from the Company, and (B) at the time of the termination of his employment, is a Member of the Company or is the beneficial owner of interests in a Member of the Company and is not bound by a non-competition restriction contained in a consulting or employment agreement between such Management Employee and the Company or any of its subsidiaries (each, a "Terminated Member"); provided, however, that this Section 7.04(a)(iv) shall not apply to any Management Employee that is an Affiliate of AAH (including for this purpose any member of the Board of Directors designated by AAH). With respect to any Terminated Member whose Callable Interest the Company elects to purchase pursuant to Section 7.04(a)(i), such Terminated Member shall agree in writing that (i) he shall not compete, directly or indirectly (including as an employee, proprietor, owner, partner, shareholder, member, joint venturer or agent of, or as a consultant to, any person or entity which competes), with the retail motor vehicle business of the Company or any of its subsidiaries within 50 miles of any motor vehicle dealership owned by the Company or any of its subsidiaries where such Terminated Member worked during the year prior to the date of the termination of his employment and (ii) he shall not violate Section 10.06(c) (with respect to each Terminated Member, a "Non-Compete Covenant"). The Terminated Member shall provide such written agreement in a form reasonably satisfactory to the Company on or prior to the date on which the Company completes its purchase of the Terminated Member's Callable Interest pursuant to
Section 7.04(a) or 7.04(b); provided that if such Terminated Member does not provide such written agreement on or prior to such date, the Company's purchase of the Terminated Member's Callable Interest still shall be deemed completed on such date but the Company shall not be obligated to pay the purchase price for such Callable Interest until the Terminated Member delivers such written agreement. A Terminated Member's Non- Compete Covenant shall become effective on the date the Exercise Notice is delivered to the Terminated Employee pursuant to
Section 7.04(a)(i) and shall terminate on the first anniversary of such date.

          (b) Certain Restrictions on Payments. (i) Notwithstanding any other provision of this

Section 7.04, the Company shall not be permitted to complete a purchase of any Callable Interest (or portion) from any person if and to the extent (A) such purchase would result in a violation of, or a default or an event of default under, any bona fide term or provision imposed on the Company by another party in any credit agreement, indenture, guaranty, security agreement or other agreement governing indebtedness of the Company or any of its subsidiaries from time to time, in each case as the same may be amended, modified or supplemented from time to time (each, a "Financing Document"), and notwithstanding its reasonable efforts the Company has not been able to have such term or provision amended or waived, (B) a default has occurred under any Financing Document and is continuing, (C) such purchase would, in the reasonable opinion of the Board of Directors, be imprudent in view of the financial condition (present or projected) of the Company and its subsidiaries, taken as a whole, or the anticipated impact of such purchase on the Company's or any of its subsidiaries' ability to meet their respective obligations under any Financing Document, (D) any required consent of a motor vehicle manufacturer, as shall be determined by the Board of Directors from time to time, has not been obtained or (E) the Company is not permitted to complete such purchase under applicable law.

          (ii) If and to the extent the completion of a purchase otherwise permitted under Section 7.04(a), and for which an exercise notice has been properly given by the Company, is not permitted under Section 7.04(b)(i), the Company shall provide written notice thereof to such Management Employee (or his or her estate and, if applicable, his or her Permitted Transferees), and such purchase will be postponed and will take place without the application of further conditions or impediments (other than as set forth in Section 7.04(a) or in this Section 7.04(b)) at the first opportunity thereafter when the Company has funds legally available therefor and when such purchase is not prohibited by
Section 7.04(b)(i).

          (iii) If the Company's purchase of a Management Employee's Callable Interest is postponed pursuant to Section 7.04(b)(ii), then such Management Employee's rights as a Member shall be automatically reinstated for the duration of such postponement except for (x) any voting rights (except pursuant to the second proviso in Section 13.02) under this Agreement, including pursuant to
Section 3.01, (y) any rights to make additional Capital Contributions pursuant to Section 4.02 and (z) any rights to Transfer all or any portion of its Interest pursuant to Section 7.01 except for a Transfer (I) made with the prior written consent of the Board of Directors or (II) in accordance with Article VIII. Notwithstanding anything herein to the contrary, under no circumstances shall such Management Employee be entitled to receive any interest on the purchase price as a result of a postponement pursuant to
Section 7.04(b)(ii).

          (c) "Look-Back" Adjustment. (i) The Company shall pay to a Management Employee whose employment with the Company or any of its subsidiaries is terminated on account of the Management Employee's death or is terminated by the Company other than "for cause" the additional consideration described in Section 7.04(c)(ii) below in the event that:

          (A) the Company exercises its option under Section 7.04(a)(i) in respect of all or a portion of such Management Employee's Callable Interest (the "Acquired Interest");

          (B) within twelve months following the date on which the Company pays to such Management Employee or his estate in cash the purchase price for the Acquired Interest in accordance with Section 7.04(a), (1) the Company consummates a merger or other business combination with an unaffiliated third party or completes the sale to such a third party of all or substantially all of its assets or (2) the Company consummates the IPO; and

          (C) the amount such Management Employee would have received as a result of such merger, business combination, sale or IPO with respect to the Acquired Interest had such Acquired Interest not been purchased by the Company (the "Sale Value"), is greater than the sum of (x) the amount such Management - Employee received pursuant to Section 7.04(a)(i) for such Acquired Interest, and
               (y) an amount calculated in the - same manner as interest on such amount at the Prime Rate (such sum, the "Look-Back --------- Threshold").

          (ii) If all the conditions set forth in Section 7.01(c)(i) are satisfied with respect to a Management Employee, then such Management Employee shall be entitled to receive an amount equal to the excess of the Sale Value of such Acquired Interest over the Look-Back Threshold with respect to such Acquired Interest. Such additional consideration with respect to the Acquired Interest shall be paid to the Management Employee no later than 20 Business Days following the date on which such merger, business combination, sale or IPO is consummated.

          (iii) For purposes of this Section 7.04, "cause" shall mean any of the following: (i) the Management Employee is convicted of a felony; (ii) the continued failure by the Management Employee to substantially perform his duties under his employment arrangement or agreement relating to the Company or its subsidiaries (other than any such failure due to total physical or mental disability as determined by an independent physician reasonably satisfactory to the Company) after the Management Employee has received notice from the Company describing his failure to substantially perform his duties in sufficient detail to give the Management Employee the opportunity to cure such failure and such Management Employee thereafter either (x) does not promptly take reasonable steps to cure such failure or (y) does not cure such failure within ninety (90) days; or (iii) the Management Employee is guilty of gross neglect or gross misconduct in carrying out his duties under his employment arrangement or agreement with the Company or its subsidiaries and, after the Management Employee has received notice from the Company describing his gross neglect or gross misconduct in sufficient detail to give the Management Employee the opportunity to cure such deficiencies, such Management Employee thereafter either (x) does not promptly take reasonable steps to cure such deficiencies or
(y) does not cure such deficiencies within ninety (90) days.

          SECTION 7.05. Options to Purchase Interests. The Company and each Member hereby acknowledges and agrees that those persons listed on Schedule IV have the right to purchase Interests in the Company on the terms set forth on
Schedule IV. At the time of any such purchase of Interests, the Board of Directors shall amend Schedule II hereof to reflect the Percentage Interests of the Members, as determined after giving effect to such purchase.

          SECTION 7.06. Fair Market Value. (a) In determining the "Fair Market Value" of an Interest (or any portion thereof) pursuant to Section 7.01(d),
Section 7.04 or Section 7.07, the Board of Directors shall give due consideration to such factors as it deems appropriate, including the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods (including its margins), its potential value and that of its subsidiaries as a whole, the tax basis of its assets, its future prospects (including growth prospects) and business strength and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately-owned companies engaged in businesses similar to the Company, but without applying any discount due to any Member's minority position or lack of control with respect to the Company or with respect to the lack of liquidity of, or absence of a market for, Interests in the Company. Subject to Section 7.06(b), the Fair Market Value as determined in good faith by the Board of Directors shall be binding and conclusive upon all parties hereto.

          (b) Callable Interests. At any time when this Agreement requires the Board of Directors to determine the Fair Market Value of a Callable Interest (or portion thereof) pursuant to Section 7.04(a) or of a Deceased Member's Interest (or portion thereof) pursuant to Section 7.07, the Board of Directors shall promptly make such determination and notify the applicable Member or Members thereof. If the Interest (or portion thereof) being valued by the Board of Directors represents a Percentage Interest of 2% or greater or is beneficially owned by one of the individuals listed on Schedule V hereto or by the estate of one of the individuals listed on Schedule V hereto, the applicable Member may in good faith disagree with a valuation proposed by the Board of Directors, in which case the valuation in question shall be determined in accordance with the procedure provided in Section 7.06(d).

          (c) Non-Cash Consideration. If the Board of Directors is required to determine the fair market value of non-cash consideration pursuant to Section 7.01(c)(iii)(D), the Board of Directors shall make such determination in good faith, after consultation with an independent nationally recognized investment banking, accounting or valuation firm selected by the Board of Directors, and promptly notify the applicable Member thereof. If the Interest being offered to AAH pursuant to section 7.01(c)(iii) represents a Percentage Interest of 2% or greater or is beneficially owned by one of the individuals listed on Schedule V hereto or by the estate of one of the individuals listed on Schedule V hereto, the applicable Member offering the Interest may in good faith disagree with the valuation of such non-cash consideration by the Board of Directors, in which case the valuation in question shall be determined in accordance with the procedure provided in Section 7.06(d). In all other cases, the valuation by the Board of Directors shall be conclusive and binding on all the parties.

          (d) Dispute Resolution. If the Board of Directors and the disagreeing Member are unable to reach agreement within thirty days regarding a disputed valuation pursuant to Sections 7.06(b) or (c), such valuation shall be promptly determined by a nationally recognized investment banking, accounting or valuation firm (other than Houlihan Lokey Howard & Zukin Financial Advisors Inc. or any successor thereto) selected by the Company with the consent of the disagreeing Member. If the Company and the disagreeing Member fail to reach agreement on such a firm within ten days, then within ten days of such failure the Company shall select one such firm and the disagreeing Member shall select another such firm, and promptly thereafter the two firms so selected shall jointly designate an independent nationally recognized investment banking, accounting or valuation firm, and such third firm shall determine the valuation in question. If either the Company or the disagreeing Member fails to select its independent nationally recognized investment banking, accounting or valuation firm within such ten day period in accordance with the immediately preceding sentence, such party shall be deemed to have agreed that the firm selected within such ten day period by the other party shall determine the valuation in question. The determination of the investment banking, accounting or valuation firm selected pursuant to this Section
7.06(d) to determine the valuation in question shall be conclusive and binding on all parties. The fees and expenses of the firm or firms performing a valuation pursuant to the foregoing procedures shall be borne by the Company if the final valuation is higher than the valuation by the Board of Directors by more than 10% and otherwise shall be borne by the disagreeing Member or Members.

          SECTION 7.07. Estate Taxes. (a) In the event that:

               (i) an executive officer of the Company or a Platform Group dies while such individual directly or indirectly owns an Interest (such individual, a "Deceased Member");

               (ii) following the death of such Deceased Member, the Company does not offer to purchase either (A) the Deceased Member's entire Interest, for a cash purchase price equal to at least the Fair Market Value of such Interest, or (B) a portion of the Deceased Member's Interest having a Fair Market Value at least equal to the aggregate federal and state estate taxes payable by the Deceased Member's estate in respect of such Interest (the "Estate Taxes"), for a cash purchase price equal to at least such Fair Market Value;

then the Company shall offer to loan to the Deceased Member's estate, on the terms set forth in Section 7.07(b)

(an "Estate Tax Loan"), an amount equal to the lesser of (x) the Fair Market Value of the Deceased Member's Interest and (y) the amount of the Deceased Member's Estate Taxes. The Fair Market Value of a Deceased Member's Interest or a portion thereof shall be measured for purposes of this Section 7.07 as of the date of death of the Deceased Member.

          (b) An Estate Tax Loan (i) shall bear interest at a per annum rate equal to the higher of the Prime Rate or the Company's then current cost of borrowed funds (as reasonably determined by the Board of Directors), with such interest payable on the last day of each calendar quarter, (ii) shall be payable in full (together with all accrued and unpaid interest thereon) on the later of
(A) the second anniversary of the date on which the Estate Tax Loan is made by the Company and (B) the sixth anniversary of the date of this Agreement, and
(iii) shall be secured by a pledge of the Deceased Member's entire Interest. As a condition precedent to the Company's obligation to make an Estate Tax Loan, the Deceased Member's estate shall execute (x) a loan agreement and related note reflecting the terms specified above in a form requested by the Company and reasonably satisfactory to the Deceased Member's estate, (y) all security documents requested by the Company in order to create the Company's security interest in the Deceased Member's Interest and to perfect such security interest and (z) such other agreements, documents and instruments reasonably requested by the Company in connection with the Estate Tax Loan.


                                  ARTICLE VIII

                             Initial Public Offering
                             -----------------------

          SECTION 8.01. AAH's Right to Cause an IPO. If at any time AAH desires to cause (A) a Transfer of all or a substantial portion of (x) the assets of the Company or (y) the Members' Interests in the Company to a newly organized stock corporation or other business entity ("Newco"), (B) a merger or consolidation of the Company into or with a Newco as provided under ss. 18-209 of the Act or otherwise, (C) the conversion of the Company into a corporation or other type of entity as provided under ss. 18-216 of the Act or otherwise or (D) another restructuring of all or substantially all of the assets of or Members' Interests in the Company into a Newco, in any case in anticipation of an initial public offering of equity securities registered under the Securities Act of a Newco comprising all or any part of the motor vehicle dealerships and related businesses owned directly or indirectly by the

Company (an "IPO"), each Member shall take such steps to effect such transfer, merger, consolidation or other restructuring as may be requested by AAH, including Transferring or tendering such Member's Interests to Newco in exchange or consideration for shares of capital stock or other equity interests of Newco, in an amount to be determined in accordance with the formula set forth in Section 8.02, and entering into a Shareholders Agreement in the form attached hereto as Exhibit A (the "Shareholders Agreement"). Except to the extent provided in the Shareholders Agreement, each Member shall be entitled as a holder of shares of capital stock or other equity interests in Newco to only those rights to which a common stockholder of a corporation is entitled under the laws of the jurisdiction in which Newco is organized. Any conversion of the Company into a Newco or other transaction in anticipation of an IPO shall take legal effect as soon as practicable following AAH's delivery of notice to the other Members of its intention to exercise its rights pursuant to this Section 8.01. AAH and the Company shall endeavor to cause the IPO and any transaction described in this Section 8.01 to occur reasonably contemporaneously. Because certain components of the formula set forth in Section 8.02 may not be determinable at the time of the conversion of the Company into a Newco, the contemporaneous issuance of shares of Newco capital stock or other equity interests to Members in exchange for their Interests shall not be a condition precedent to any such conversion. Upon consummation of the IPO contemplated above, this Agreement shall automatically terminate and be of no further force or effect; provided that those provisions of this Agreement necessary to administer the Company's outstanding accounting and tax matters (including Section 6.01(c)) with respect to periods prior to effectiveness of the IPO shall survive such termination and shall remain in effect following effectiveness of the IPO solely for such purpose.

          SECTION 8.02. Exchange of Interests. (a) Subject to Section 6.01(c)(iv), if AAH exercises its rights pursuant to Section 8.01, each Member shall receive, in exchange for such Member's Interests, that number of shares of capital stock (or other equity interests) of Newco equal to:

          (x) the sum of:

              (A) 33 1/3% of the amount of such Member's
              Capital Account as of the time of the
              conversion of the Company into a Newco; and

              (B) the product of (I) such Member's IPO Value Distribution Interest at the time of the conversion of the Company into a Newco and (II) the difference between (i) the product of the per share price of the Newco common stock in the IPO and the number of shares of Newco outstanding immediately prior to the IPO and (ii) 331/3% of the aggregate amount of all Members' Capital Accounts as of the time of the conversion of the Company into a Newco;

          divided by:


          (y) the per share price of the Newco common stock in the IPO.

          (b) Notwithstanding the foregoing, the Board of Directors may replace the shares of capital stock (or other equity interests) of Newco that the Managers would otherwise be entitled to receive with respect to their Carried Interests under the formula set forth in Section 8.02(a) with an alternative form of equity interest in, or incentive compensation payable by, Newco that the Board of Directors determines is desirable under the circumstances in order to provide appropriate incentives to the Managers after the IPO. In such event, the formula set forth in Section 8.02(a) will be applied without regard to the Carried Interests of the Managers (and any Capital Account balances associated therewith). Any change in the consideration received by the Managers for the Carried Interests pursuant to this Section 8.02(b) shall have the same impact on the Dealer Members as it has on AAH, except for such differences as are necessary to reflect, pro rata, the differences in such parties' Capital Accounts and Percentage Interests.

          (c) Newco shall issue shares of capital stock (or other equity interests) of Newco in accordance with this Section 8.02 as soon as practical after all components of the formula set forth above are determinable by the Board of Directors. Subject to Section 8.02(b), each Member shall receive the same form of equity interest of Newco.

          SECTION 8.03. Shareholders Agreement. Immediately prior to the consummation of the IPO, the parties to this Agreement shall cause Newco to execute and deliver the Shareholders Agreement.

          SECTION 8.04. Other Conversion to a Newco. If at any time AAH desires to convert the Company into a Newco in contemplation of a possible merger, consolidation, reorganization or other business combination (a "Merger Conversion"), the terms and provisions of Sections 8.01 and 8.02 shall apply to such Merger Conversion with such changes as shall be necessary to reflect the change from an IPO to a Merger
Conversion.

          SECTION 8.05. Power of Attorney and Proxy. Upon its admission as a Member, each Member other than AAH hereby makes, constitutes and appoints AAH, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of (A) any vote or approval of Members required to give effect to this Article VIII, including any vote or approval required under ss. 18-209 of the Act, (B) the execution and delivery, on behalf of such Member, of the signature page of the Shareholders' Agreement (or other appropriate assumption agreement relating to the subject matter thereof) and (C) the execution and delivery of any other document, or the granting of any other approval, reasonably required in connection with an IPO or Merger Conversion and not inconsistent with Sections 8.01, 8.02, 8.03 and 8.04. The proxy granted pursuant to this Section 8.05 is a special proxy coupled with an interest and is irrevocable until the fifth anniversary of the date hereof.


                                   ARTICLE IX

                               Certificates, Etc.
                               ------------------

          SECTION 9.01. Right to Issue Certificates. If at any time the Board of Directors determines that it is in the best interests of the Company to issue certificates attesting to the ownership of Interests by Members, the provisions of this Article IX shall thereafter apply (and prior to such determination by the Board of Directors, if any, this Article IX shall have no force or effect).

          SECTION 9.02. Form of Certificates. Certificates attesting to the ownership of Interests shall be in such form as shall be approved by the Board of Directors and shall state that the Company is a limited liability company formed under the laws of the State of Delaware, the name of the Member to whom such certificate is issued and that the certificates represent limited liability company interests within the meaning of ss. 18-702(c) of the Act. Each such certificate shall be signed by the President and Chief Executive Officer or the Chief Operating Officer or the

Chief Financial Officer of the Company and by the Secretary or an Assistant Secretary of the Company.

          SECTION 9.03. Register. The transfer register or transfer books and blank share certificates shall be kept by the Secretary of the Company or by any transfer agent or registrar designated by the Board of Directors for that purpose.

          SECTION 9.04. Issuance. The certificates of the Company shall be numbered and registered in the share register or transfer books of the Company as they are issued.

          SECTION 9.05. Transfer. Subject to all provisions hereof relating to Transfers of Interests, if the Company shall issue certificates in accordance with the provisions of this Section, Transfers of Interests shall be made on the register or transfer books of the Company upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

          SECTION 9.06. Record Holder. The Company shall be entitled to treat the person in whose name any certificates issued by the Company stand on the books of the Company as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such Interest on the part of any other person.

          SECTION 9.07. Lost, Destroyed or Mutilated Certificates. The holder of any certificates issued by the Company shall immediately notify the Company of any loss, destruction or mutilation of such certificates, and the Board of Directors may cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the granting of an indemnity and/or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the Board of Directors may direct.

                                   ARTICLE X

                          Accounting and Tax Matters;
                           Transactions with Members
                           -------------------------

          SECTION 10.01. Fiscal Year. Unless otherwise required by the Code, the fiscal year of the Company for financial reporting and tax purposes (the "Fiscal Year") shall end on the last day of December in each year and shall begin on the first day of January in each year; provided, however, that the first Fiscal Year of the Company shall be deemed to have commenced on the date the Certificate of Formation was filed with the Secretary of State and to have ended on the last day of December in the same calendar year.

          SECTION 10.02. Books and Records and Capital Accounts. The Company shall maintain complete and accurate books and records at the Company's principal place of business showing the names, addresses and Interests of each of the Members, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs, including a record of the Capital Account of each Member. Each Member and its designees shall have the right, on reasonable notice and during normal business hours, to inspect on a reasonable basis the books and records of the Company. The Company shall maintain two sets of books. One set of books shall be kept on the basis of generally accepted accounting principles and the other shall be kept on the basis of Federal income tax principles (including ss. 704(b) of the Code).

          SECTION 10.03. Bank Accounts. The Company shall maintain one or more accounts with such bank or banks as the Board of Directors may determine from time to time. The President and Chief Executive Officer and such other persons as the Board of Directors shall designate shall be authorized signatories for such accounts.

          SECTION 10.04. (a) Auditors. Arthur Andersen LLP shall be appointed as the Company's initial auditors, and any successors to Arthur Andersen LLP shall be appointed by the Board of Directors; provided, however, that any such successor shall be an accounting firm of recognized national standing in the United States of America.

          (b) Financial Statements. Each Member shall be entitled to receive, and the Company shall timely furnish to each Member, (i) quarterly consolidated and consolidating financial statements and reports of the Company and (ii) annual audited consolidated and consolidating financial statements of the Company.

          (c) Accounting Methods. Prior to the occurrence of any IPO or Merger Conversion or any steps preparatory to any IPO or Merger Conversion, the Company agrees to utilize the same inventory accounting methods for tax purposes as were used by the respective Platform Groups for tax purposes prior to the Roll-Up Date, except for such changes as may be required by any change in applicable tax laws or by any taxing authority in an audit.

          SECTION 10.05. Tax Matters. (a) Tax Elections. Except as otherwise expressly provided herein, the Board of Directors shall make all elections and determinations required or permitted to be made by the Company for applicable Tax purposes, including any election under Section 754 of the Code and the methods of accounting and depreciation to be utilized by the Company for Tax purposes.

          (b) Treatment as a Partnership. The Members agree that the Company shall be treated as a partnership for purposes of United States Federal, state and local income and other taxes, and further agree not to take any position or make any election, in any Tax Return or otherwise, inconsistent therewith except as may be required in connection with a transaction described in Article VIII.

          (c) Tax Returns. The Board of Directors shall cause all required Tax Returns to be filed with the appropriate office of the Internal Revenue Service or any other relevant taxing authority, as the case may be. As promptly as reasonably practicable after the end of each Fiscal Year (but in any event not more than 90 days after the end of such Fiscal Year), the Board of Directors shall cause the Company to deliver to each Member a copy of such Member's Federal income tax Schedule K-1 for such Fiscal Year and such other tax information as the Tax Matters Partner determines to be appropriate to enable the Members to prepare and file their respective Tax Returns.

          (d) Designation of Tax Matters Partner. AAH shall be the "Tax Matters Partner" of the Company as defined in ss. 6231(a)(7) of the Code, and shall manage all administrative and judicial proceedings conducted with respect to the Company by the Internal Revenue Service or other Taxing authorities. All expenses incurred by AAH while acting in such capacity shall be paid or reimbursed by the Company.

          SECTION 10.06. Business Transactions of a Member with the Company. (a) Except to the extent provided in this Agreement, a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a person who is not a Member.

          (b) Each Member is free to engage directly, or indirectly through any other person, in any business that is the same or similar to any business engaged in by the Company, and no Member shall have any duty or obligation to bring any "corporate opportunity" to the Company; provided that no Member or controlled Affiliate thereof shall establish or acquire a motor vehicle dealership within 75 miles of a motor vehicle dealership then owned or operated by the Company without the approval of the Board of Directors (including at least two Dealer Directors).

          (c) No Member (or if such Member is not a natural person, any natural person that owns a beneficial interest in such Member) shall, during the time such Member is a Member and for one (1) year after such Member ceases to be a Member or such natural person ceases to own a beneficial interest in such Member, (i) directly or indirectly employ, solicit, entice or encourage to leave the employ of the Company or any of its subsidiaries, any person who is, or at any time during the preceding twelve months was, employed by, or otherwise engaged to perform services for, the Company or any of its subsidiaries or (ii) otherwise intentionally interfere with the relationship of the Company or any of its subsidiaries with any person who is employed by or otherwise engaged to perform services for the Company or any of its subsidiaries; provided, however, that the restrictions set forth in this Section 10.06(c) shall not apply to AAH, any Affiliate of AAH or to any Member or natural person who is bound by a non-solicitation restriction contained in a consulting or employment agreement between such Member or natural person and the Company or its subsidiaries.

          SECTION 10.07. Liability to Third Parties; Capital Account Deficits. Except as may be otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member. No Member shall be liable to make up any deficit in its Capital Account.

                                   ARTICLE XI

                          Indemnification of Officers,
                 Directors and Other Authorized Representatives
                 ----------------------------------------------


          SECTION 11.01. Scope of Indemnification. (a) General Rule. To the fullest extent permitted by law, the Company shall indemnify an indemnified representative on an after-tax basis against any liability incurred in condition with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement or act giving rise to strict or products liability; provided that no indemnity shall be payable hereunder against any liability incurred by such indemnified representative by reason of (i) fraud, wilful violation of law, gross negligence or its material breach of this Agreement or its bad faith or (ii) the receipt by such indemnified representative from the Company of a personal benefit to which such indemnified representative is or was not legally entitled.

          (b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such indemnified representative may be subject, the Company shall indemnify such indemnified representative to the maximum extent legally permissible for such liabilities.

          (c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification under this Section 11.01.

          (d) Definitions. For purposes of this Article XI: (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, Director, officer, employee or agent of the Company, or, at the request of the Company, as a member, director, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, (ii) "indemnified representative" means any and all Members, Directors and officers of the Company, all members, shareholders, partners, directors, officers, employees or agents of any Member, all directors and officers of any Platform Group and any other person designated as an indemnified representative by the Board of Directors (which may, but need not, include any person serving, at the request of the Company, as a member, director, officer, employee, agent, fiduciary or trustee of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise), (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to any employee benefit plan, or cost or expense of any nature (including attorneys' fees and disbursements) and (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, its Members or otherwise.

          SECTION 11.02. Advancing Expenses. To the fullest extent permitted by law, the Company may pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company pursuant to this Article XI.

          SECTION 11.03. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided in this
Article XI or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

          SECTION 11.04. Scope of Article. The rights granted by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of Members or disinterested Members of otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article XI shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the successors, heirs, executors, administrators and personal representatives of such a person.

          SECTION 11.05. Assumption by Newco. Upon conversion of the Company into a Newco pursuant to Article VIII, the Newco shall assume all of the obligations of the Company under this Article XI and under Section 5.07 of the Transfer and Exchange Agreement.


                                   ARTICLE XII

                           Dissolution and Winding-Up
                           --------------------------

          SECTION 12.01. Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the sale, transfer or other disposition of all or substantially all the non-cash assets of the Company, (b) the decision of the Board of Directors to dissolve the Company or (c) the entry of a decree of judicial dissolution under ss. 18-802 of the Act. The Bankruptcy, death, retirement, resignation, expulsion or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company shall not in and of itself cause a dissolution of the Company to occur (and the Company, without such Member, shall continue), unless there are no remaining Members of the Company.

          SECTION 12.02. Winding-Up Affairs and Distribution of Assets. (a) Upon dissolution of the Company, one or more Members appointed by the Board of Directors or, in the case of dissolution where the Company has (or had) only one remaining Member, such remaining Member, shall be the liquidating trustee for the Company (the "Liquidating Member") and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and, unless all the Members otherwise agree, shall cause the assets to be liquidated and the business to be wound up as promptly as possible by selling the Company assets and distributing the net proceeds therefrom in accordance with Section 12.02(b).

          (b) Unless and to the extent otherwise required by the Act or any other applicable law or Article VIII hereof, the proceeds of any such liquidation shall be applied in the following order of priority: (i) first, to creditors of the Company (including Members who are creditors, to the extent permitted by law) in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) and (ii) second, to the Members in proportion to and in satisfaction of their respective Capital Accounts.


                                  ARTICLE XIII

                            Miscellaneous Provisions

          SECTION 13.01. Entire Agreement. This Agreement sets forth the entire understanding among the parties relating to the subject matter contained herein and merges all prior discussions among them.

          SECTION 13.02. Amendments and Modifications. This Agreement may be amended or modified at any time and from time to time by the written consent of AAH and a Majority in Interest of the Dealer Members; provided, however, that the Board of Directors may amend or modify this Agreement at any time and from time to time without the consent of any Member in order to effect any issuance of Interests (or options to acquire Interests) or any adjustment to the Percentage Interests pursuant to Article IV (each, a "Permitted Modification"); provided, further, that any modification or amendment (a) (i) increasing the amount of Capital Contributions required to be made by any Member or that would require any Member to make a loan to the Company, (ii) resulting in a loss of any Member's limited liability status or (iii) modifying or amending this
Section 13.02, shall require the written consent of each Member affected thereby, or (b) except for a Permitted Modification, altering or changing the powers, preferences or rights of any Dealer Members so as to affect them adversely shall require the written consent of a Majority in Interest of the Dealer Members so adversely affected by the modification or amendment. Subject to any mandatory provisions of the Act or applicable law to the contrary, any amendment or modification so adopted shall be binding upon the Company and all the Members except as otherwise provided in this Section 13.02.

          SECTION 13.03. Severability. If any one or more of the provisions contained in this Agreement or in any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the Board of Directors shall endeavor to amend or modify this Agreement (subject to the terms, conditions and requirements set forth in Section 13.02) to achieve to the extent reasonably practicable the purpose of the invalid provision.

          SECTION 13.04. GOVERNING LAW. THIS AGREEMENT AND ALL ACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

          SECTION 13.05. No Waiver of Rights. No failure or delay on the part of any party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any party or parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

          SECTION 13.06. SUBMISSION TO JURISDICTION. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE SUPERIOR COURT OR THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH MEMBER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH MEMBER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE BOOKS AND RECORDS OF THE COMPANY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 13.07. Specific Performance. The parties hereto hereby declare that irreparable damage would occur as a result of the failure of any party hereto to perform any of its obligations under this Agreement in accordance with the specific terms hereof. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law. The right to specific performance should be in addition to any other remedy to which a party hereto may be entitled at law or in equity.

          SECTION 13.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 13.09. Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          SECTION 13.10. Binding Agreement. Except as expressly provided herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the estate, heirs, legal representatives, successors and permitted assigns of the respective Members.

          SECTION 13.11. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed given or delivered when delivered in person, transmitted by telecopier, or one Business Day after it has been sent by a nationally recognized overnight courier, at the address or addresses for notices to the recipient designated on Schedule II. Communications by telecopier also shall be sent concurrently by first class mail or nationally recognized overnight courier, but shall in any event be effective as stated above; provided, however, that any and all Initial Offers, First Additional Offers and Second Additional Offers delivered by the Company to the Members pursuant to
Section 4.02(a) shall be delivered both by telecopier and by nationally recognized overnight courier. Each Member may from time to time change its address for notices under this Section 13.11 by giving at least five days' written notice of such changed address to the Company.

          SECTION 13.12. Waiver of Partition; Classes or Group of Members. Each Member hereby waives any and all rights, if any, that such Member may have to maintain an action for partition of the Company's property. The Company shall have one class or group of Members for all purposes under the Act, including, without limitation, ss. 18-209 thereof.

          SECTION 13.13. Proxy. Upon its admission as a Member, (i) each Manager hereby makes, constitutes and appoints AAH, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to act as its proxy in respect of all Interests which such Manager now or hereafter may own or hold, including, without limitation, the right to vote such Interest at any annual, general or special meeting of Members, to consent to any action by written consent of Members and to grant any other consent or approval required or sought from Members, under this Agreement or applicable law and (ii) each Manager authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Member might or could do if personally present, and hereby ratifying and confirming all that such attorney-in- fact shall lawfully do or cause to be done by virtue hereof; provided, however, that the power of attorney granted under this Section 13.13 may not be used to amend this Agreement under Section 13.02 or to exercise the rights of any Member under
Section 4.02. Each such Manager hereby further affirms that any such proxy hereby granted shall be irrevocable and shall be deemed coupled with an interest. Each Manager agrees to execute and deliver any further powers of attorney, consents, proxies or other agreements necessary or appropriate to give effect to this Section 13.13.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first written above.


                                             ASBURY AUTOMOTIVE HOLDINGS L.L.C.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             ASBURY VILLANOVA IV L.L.C.,

                                                  by

                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             NORTH POINT FORD, INC.,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary


                                             NORTH POINT, INC.,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary


                                             PRESTIGE, INC.,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary

                                             PREMIER AUTOPLAZA, INC.,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary


                                             MCLARTY AUTO MALL, INC.,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary


                                             HOPE AUTO COMPANY,

                                                  by /s/ Stephen B. Humphries
                                                    ----------------------------
                                                    Name:  Stephen B. Humphries
                                                    Title: Secretary


                                             NALLEY MANAGEMENT SERVICES, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             NALLEY CHEVROLET, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             SPECTRUM SOUND & ACCESSORIES, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                             NALLEY MARIETTA AUTOMOBILES, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             NALLEY LUXURY IMPORTS, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             NALLEY ATLANTA IMPORTS, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             SPECTRUM LEASING, INC.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             LUTHER COGGIN,


                                             /s/ Luther Coggin
                                             -----------------------------------


                                             J. H. BHATT,


                                             /s/ J. H. Bhatt
                                             -----------------------------------


                                             RICHARD A. CARACELLO,


                                             /s/ Richard A. Caracello
                                             -----------------------------------

                                             ROBERT W. CARACELLO


                                             /s/ Robert W. Caracello
                                             -----------------------------------



                                             KEVIN DELANEY,


                                             /s/ Kevin Delaney
                                             -----------------------------------


                                             MITCHELL W. LEGLER,


                                             /s/ Mitchell W. Legler
                                             -----------------------------------


                                             LINDA L. MARLETTE,


                                             /s/ Linda L. Marlette
                                             -----------------------------------


                                             CHARLES L. MCINTOSH,


                                             /s/ Charles L. McIntosh
                                             -----------------------------------


                                             THOMAS R. MOORE,


                                             /s/ Thomas R. Moore
                                             -----------------------------------


                                             NANCY D. NOBLE,


                                             /s/ Nancy D. Noble
                                             -----------------------------------


                                             STEPHEN R. MOORE,


                                             /s/ Stephen R. Moore
                                             -----------------------------------

                                             THOMAS G. ROETS, JR.,


                                             /s/ Thomas G. Roets, Jr.
                                             -----------------------------------


                                             JOHN M. ROOKS,


                                             /s/ John M. Rooks
                                             -----------------------------------


                                             TODD F. SETH,


                                             /s/ Todd F. Seth
                                             -----------------------------------


                                             CHARLIE (C.B.) TOMM,


                                             /s/ Charlie (C.B.) Tomm
                                             -----------------------------------


                                             CROWN NORTH CAROLINA, LLC,

                                                  by  /s/ Royce O. Reynolds
                                                  ------------------------------
                                                  Name:  Royce O. Reynolds
                                                  Title: Manager


                                             DEALER GROUP LLC,

                                                  by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                             JOHN R. CAPPS,


                                             /s/ John R. Capps
                                             -----------------------------------

                                             J.I.W. ENTERPRISES, INC.,

                                                  by /s/ J.I. Wooley
                                                  ------------------------------
                                                  Name:  J.I. Wooley
                                                  Title: President


                                             DAVID MCDAVID PONTIAC, INC.,

                                                  by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                             DAVID MCDAVID NISSAN, INC.,

                                                  by
                                                  ------------------------------
                                                  Name:
                                                  Title:


                                             JAY TORDA,


                                             /s/ Jay Torda
                                             -----------------------------------


                                             DAVE WEGNER,


                                             /s/ Dave Wegner
                                             -----------------------------------

                                             GIBSON FAMILY PARTNERSHIP, L.P.,

                                                  by
                                                    ----------------------------
                                                    Name:
                                                    Title:


                                             BRIAN KENDRICK,


                                             /s/ Brian Kendrick
                                             -----------------------------------

                                                                      Schedule I
                                                                      ----------



                                 Current Members
                                 of the Company
                                 --------------





1.  Asbury Villanova IV L.L.C.

2.  Dealer Group LLC

                                                                     Schedule II
                                                                     -----------


                             Members of the Company,
                            Initial Capital Accounts
                            and Percentage Interests
                           Upon Effectiveness of Third
                          Amended and Restated Limited
                           Liability Company Agreement
                           ---------------------------

                                                    Initial
                                                    Capital        Percentage
Member                                              Account        Interest
------                                              -------        --------

1.       Asbury Automotive Holdings L.L.C
         1050 Westlakes Drive, Suite 300
         Berwyn, PA 19312.......................   $194,996,287           59.08%
2.       North Point Ford, Inc
         4400 Landers Road
         North Little Rock, AR 72231............      4,785,493            1.45%
3.       North Point, Inc.
         6030 Landers Road
         Sherwood, AR 72117.....................        329,203            0.10%
4.       Premier Autoplaza, Inc.
         1500 N. Shackleford Road
         Little Rock, AR 72221..................      1,714,266            0.52%
5.       Prestige, Inc.
         5045 Warden Road
         North Little Rock, AR 72231............      1,931,059            0.59%
6.       McLarty Auto Mall, Inc.
         3232 Summerhill Road
         Texarkana, TX 75503....................      1,025,749            0.31%
7.       Hope Auto Company
         1400 N. Hervey
         Hope, AR 71802-0619....................         50,183            0.02%
8.       Nalley Management Services, Inc.
         87 West Paces Ferry Road
         Atlanta, GA 30305......................        660,564            0.20%
9.       Nalley Chevrolet, Inc.
         2555 Metropolitan Parkway
         Atlanta, GA 30315......................     17,901,278            5.42%
10.      Spectrum Sound & Accessories, Inc.
         2536 Metropolitan Parkway
         Atlanta, GA 30315......................      1,321,128            0.40%
11.      Nalley Marietta Automobiles, Inc.
         3555 Cobb Parkway
         Marietta, GA 30062.....................      3,236,762            0.98%
12.      Nalley Luxury Imports, Inc.
         1431 Cobb Parkway
         Marietta, GA 30062.....................      6,011,130            1.82%
13.      Nalley Atlanta Imports, Inc.
         87 West Paces Ferry Road
         Atlanta, GA 30305......................      1,453,240            0.44%

                                                    Initial
                                                    Capital        Percentage
Member                                              Account        Interest
------                                              -------        --------

14.      Spectrum Leasing, Inc.
         2560 Moreland Avenue
         Atlanta, GA 30315..........................    132,113            0.04%
15.      Luther Coggin
         P.O. Box 16469
         Jacksonville, FL 32245-6469...............  17,769,343            5.38%
16.      J.H. Bhatt
         2560 Tempo Drive
         Jacksonville, FL 32216.....................    480,253            0.15%
17.      Richard A. Caracello
         7839 Sabal Lake Drive
         Port St. Lucie, FL 34986...................    120,063            0.04%
18.      Robert W. Caracello
         9670 Landings Drive
         Port St. Lucie, FL 34986...................    960,505            0.29%
19.      Kevin Delaney
         4551 Swilcan Bridge Ln. N.
         Jacksonville, FL 32224.....................    240,126            0.07%
20.      Mitchell W. Legler
         700A Wharfside Way
         Jacksonville, FL 32207.....................    480,253            0.15%
21.      Linda L. Marlette
         12147 West Cattail Drive
         Jacksonville, FL 32223.....................    180,095            0.05%
22.      Charles L. McIntosh
         5333 John Reynolds Drive
         Jacksonville, FL 32227.....................    216,594            0.07%
23.      Thomas R. Moore
         13709 Glenhaven Court
         Jacksonville, FL 32224.....................    240,126            0.07%
24.      Nancy D. Noble
         14471 Pablo Terrace
         Jacksonville, FL 32224.....................    480,253            0.16%
25.      Stephen R. Moore
         13474 Aqualine Road
         Jacksonville, FL 32224.....................    406,294            0.12%
26.      Thomas G. Roets, Jr.
         826 Brookmont Ave. E
         Jacksonville, FL 32311.....................    120,063            0.04%
27.      John M. Rooks
         4210 Cordgrass Inlet Drive
         Jacksonville Beach, FL 32250...............    120,063            0.04%
28.      Todd F. Seth
         12677 Muirfield Blvd. North
         Jacksonville, FL 32225.....................    240,126            0.07%

                                                       Initial
                                                       Capital        Percentage
Member                                                 Account        Interest
------                                                 -------        --------

29.      Charlie (C.B.) Tomm
         462 Inland Way
         Atlantic Beach, FL 32233................... 1,478,217            0.45%
30.      Crown North Carolina, LLC
         3633 W. Wendover Avenue
         Greensboro, NC 27407.......................17,127,276            5.19%
31.      Dealer Group LLC
         Benjamin Franklin Plaza
         1 Southwest Columbus Street
         Portland, OR 97258.........................16,263,661            4.93%
32.      John R. Capps
         11830 Olive Street Road
         St. Louis, MO 63141........................ 6,356,175            1.93%
33.      J.I.W. Enterprises, Inc
         c/o Jeffrey I. Wooley
         100000 Lindelaan Drive
         Tampa, FL 33168............................15,098,860            4.57%
34.      David McDavid Pontiac, Inc.
         3700 West Airport Freeway
         Irving, TX 75062........................... 9,592,299            2.91%
35.      David McDavid Nissan, Inc.
         3900 West Airport Freeway
         Irving, TX 75062........................... 4,069,289            1.23%
36.      Jay Torda
         3600 West Airport Freeway
         Irving, TX 75062...........................   976,207            0.30%
37.      Dave Wegner
         c/o David McDavid Nissan
         11200 Gulf Freeway
         Houston, TX 77034..........................   976,207             0.30%
38.      Brian Kendrick
         c/o Asbury Automotive Group
         1050 Westlakes Drive
         Berwyn, PA 19312...........................         0             0.00%
39.      Gibson Family Partnership, L.P.
         c/o Asbury Automotive Group
         1050 Westlakes Drive
         Suite 300
         Berwyn, PA 19312...........................    508,312            0.15%

                                                                    Schedule III
                                                                    ------------


                               Percentage Interest
                               Adjustment Formula

          Pursuant to Section 4.04 of this Agreement, the Percentage Interest of each Dealer will be adjusted with respect to each Applicable Period as follows:

1. Same Store EBITDA Adjustment. Each such Dealer's Percentage Interest shall be increased or decreased, as applicable, by an amount equal to the Dealer's Same Store EBITDA Adjustment for the Applicable Period, which is determined as follows:

                  (i) first, divide the absolute value of the EBITDA Percentage Change for the Dealer's Affiliated Platform Group for the Applicable Period, by the sum of the absolute values of the EBITDA Percentage Change for all Platform Groups for the Applicable Period;

                  (ii) second, subtract from the EBITDA Percentage Change for the Dealer's Affiliated Platform Group for the Applicable Period, the product of (x) the amount yielded by clause (i) and (y) the aggregate sum of the values of the EBITDA Percentage Change for all Platform Groups for the Applicable Period;

                  (iii) third, multiply the amount yielded by clause (ii), by two;

                  (iv) fourth, multiply the amount yielded by clause (iii), by 75% (such product, the "Platform Same Store EBITDA Adjustment"); and

                  (v) fifth, multiply the Platform Same Store EBITDA Adjustment by such Dealer's Pro Rata Share.

2.       Acquisition Adjustment.  Each such Dealer's Percentage
         Interest shall be increased or decreased, as applicable, by an amount equal to the Dealer's
         Acquisition Adjustment for the Applicable Period, which is determined as follows:

                  (i) first, divide (x) the Net Acquired EBITDA for the Dealer's Affiliated Platform Group for the Applicable Period, by (y) the aggregate sum of the Net Acquired EBITDA for all the Platform Groups for the Applicable Period;

                  (ii) second, divide (x) the amount yielded by clause (i), by (y) the largest amount yielded by clause (i) for any single Platform Group for the Applicable Period;

                  (iii) third, divide (x) the amount yielded by clause (ii) by (y) two;

                  (iv) fourth, subtract .25 from the amount yielded by clause (iii);

                  (v) fifth, multiply (x) the amount yielded by clause (iv) by (y) eight;

                  (vi) sixth, divide (x) the absolute value of the amount yielded by clause (v), by (y) the sum of the absolute values of the amount yielded by clause (v) for all Platform Groups for the Applicable Period;

                  (vii) seventh, subtract the product of (x) clause (vi) and
         (y) the sum of clause (ii) for all Platform Groups for the Applicable Period, from the amount yielded by clause (ii) for the Dealer's Affiliated Platform Group for the Applicable Period;

                  (viii) eighth, multiply the amount yielded by clause (vii), by 25% (such product, the "Platform
         Acquisition Adjustment"); and

                  (ix) ninth, multiply the Platform Acquisition
         Adjustment by such Dealer's Pro Rata Share.

3. Adjustment Cap; Other Adjustment. In the event that an adjustment, taken together with the aggregate amount of all other adjustments made pursuant to this
         Schedule III to such Dealer's Percentage Interest, of a Dealer's Percentage Interest provided for under this
         Schedule III would result in such Percentage Interest being increased or decreased by more than 20% of such Dealer's Percentage Interest originally received in the Roll-Up Transaction as such original Percentage Interest (i.e., the Percentage Interest related to such

         Dealer's initial Interest received in the Roll-Up Transaction) has been adjusted as of the end of such Applicable Period pursuant to this Agreement (other than pursuant to Section 4.04 thereof) (the "Original Percentage Interest"), then:

                  (i) the Percentage Interest of such Dealer (the "Adjusted Dealer") shall be increased or decreased, as the case may be, by the greatest amount that will cause the Adjusted Dealer's Percentage Interest not to increase or decrease by more than 20% of such Dealer's
         Original Percentage Interest; and

                  (ii) the Percentage Interests of all other Dealers shall be appropriately adjusted pro rata to take into account the amount of the additional adjustment that such Adjusted Dealer's Percentage Interest would have been adjusted, but for the operation of clause
         (i) of this Section 3.

4.       Equitable Modification by the Board of Directors;
         Annex A. (a) In the event that the Board of Directors determines in good faith that the application of this
         Schedule III results in an adjustment with respect to the Percentage Interest of a Member that (i) is unintended by, and not in conformity with, the original intent of Section 4.04 and Schedule III and (ii) is grossly unfair or inequitable to such Member, the Board of Directors shall have the power and authority to equitably modify this Schedule III solely to the extent necessary to rectify such unfairness or inequity.

                  (b) Annex A is attached hereto to illustrate the intended effect of the adjustment formula set forth in this Schedule III, provided that to the extent this Schedule III and Annex A are in conflict, this Schedule III shall control.

5.       Certain Definitions

                  "Acquisition" means an acquisition by the Affiliated Platform Group on or after October 1, 1999 of an entity or group of assets comprising a business engaged in the sale of trucks or automobiles or related businesses; provided, however, that such Affiliated Platform Group may elect to exempt any such acquisition from the definition of Acquisition until such time that is six months after the date of consummation of such Acquisition to accommodate higher multiple Acquisitions predicated on a performance improvement plan.

                  "Acquired EBITDA" means, for any Platform Group, for any Applicable Period, the portion, if any, of such Platform Group's EBITDA for such Applicable Period that is attributable to any Acquisition or Acquisitions made by such Platform Group on or after October 1, 1999 hereof.

                  "Acquisition Capital Charge" means, with respect to each Acquisition, the Cost of Capital for such Acquisition, prorated (based on a year of

         365 days) for any Applicable Period of less than a fiscal year and for any Acquisition initially completed during the Applicable Period.

                  "Affiliated Platform Group" means the Platform
         Group in which such Dealer prior to the Roll-Up Date owned a Dealer Transferred Interest (as defined in the Transfer and Exchange Agreement) or, in the case of Dealer Group LLC, owned an Interest.

                  "Applicable Period" means each, if applicable, of
         (i) the interim period beginning on October 1, 1999 and ending at the end of the fiscal year in which the Roll-Up occurs (the "Roll-Up Year"), (ii) any complete fiscal year after the Roll-Up Date and
         (iii) the interim period beginning on the first day of a fiscal year occurring after the Roll-Up Year in which the IPO is consummated and ending on the last day of the month in such fiscal year preceding the date of the preliminary prospectus distributed to prospective investors for the IPO. If the IPO is consummated in 2000, there shall be no adjustment pursuant to Section 4.04(a) and this Schedule III.

                  "Capital Charge" means, with respect to any Affiliated Platform Group for any Applicable Period, the aggregate sum of the Acquisition Capital Charges for the Applicable Period for each Acquisition completed by the Affiliated Platform Group during the period beginning on October 1, 1999 and ending on the last day of the Applicable Period.

                  "Cost of Capital" means, with respect to an Acquisition, the sum of (x) the product of 20.77% and the portion of the Transaction Value of such Acquisition funded with equity capital and (y) the product of 10% and the portion of the Transaction Value of such Acquisition funded with debt capital.

                  "EBITDA" means, with respect to any Affiliated
         Platform Group for any Applicable Period, the earnings of such person before non-floor plan interest, taxes, depreciation and amortization expenses for such Applicable Period; provided, however, that expenses related to investments in new motor vehicle sales franchises (but not renovations or relocations) will not be included in EBITDA until such date that is six months after the opening of such franchise; provided, further, that with respect to any sale or other disposition of a motor vehicle franchise by such Affiliated Platform Group (an "Asset Sale") during any

         Applicable Period, the EBITDA for such Affiliated Platform Group for such Applicable Period and all subsequent Applicable Periods shall be calculated as if such motor vehicle franchise had not been owned by such Affiliated Platform Group or the Company as of the beginning of such Applicable Period. EBITDA as of September 30, 1999, and as of the end of each Applicable Period shall be determined on a basis and using a methodology consistent with the EBITDA for each Platform Group determined and used by the Appraiser (as defined in the Transfer and Exchange Agreement) to value each Platform Group as described in Section 2.04(a) of the Transfer and Exchange Agreement.

                  "EBITDA Percentage Change" means, with respect to any Affiliated Platform Group for any Applicable Period, the percentage increase or decrease of Same Store EBITDA Percentage of such Platform Group for the Applicable Period in question as compared to Same Store EBITDA Percentage of such Platform Group (i) for the previous Applicable Period or (ii) in the case of the first Applicable Period following the Closing Date, as determined for purposes of the appraisal described in Section 2.04 of the Transfer and Exchange Agreement of such Platform Group; provided, that if there is an Asset Sale during any Applicable Period, the applicable motor vehicle franchise will be deemed for the purpose of calculating the EBITDA Percentage Change for such Applicable Period to not have been owned by the Company or such Affiliated Platform Group at any time during the previous Applicable Period.

                  "Net Acquired EBITDA" means, with respect to each Platform Group for any Applicable Period, such Platform Group's Acquired EBITDA for the Applicable Period less the Platform Group's Capital Charge for the Applicable Period.

                  "Pro Rata Share" means with respect to each Dealer a fraction (a) the numerator of which equals the Percentage Interest of the Dealer as of the date of this Agreement and (b) the denominator of which equals the aggregate Percentage Interest of all the Dealers associated with such Dealer's Affiliated Platform Group as of the date of this Agreement.

                  "Same Store EBITDA Percentage" means, with respect to any Platform Group for any Applicable Period, the EBITDA of the Affiliated Platform Group for the Applicable Period that is attributable to automobile sales franchises (including without limitation, automobile financing and used car sales businesses) owned as of September 30, 1999 expressed as a percentage of the total EBITDA of the Company for such Applicable Period that is attributable to automobile sales franchises owned as of September 30, 1999.

                  "Transaction Value" means, with respect to an Acquisition, the aggregate amount of consideration paid by a Platform Group to complete such Acquisition.

                                                                     Schedule IV
                                                                     -----------


                          Options to Purchase Interests
                          -----------------------------

                                   Option
                                Grant Value/              Date Option
           Name               Purchase Price1           is Exercisable2
           ----               --------------            --------------

Brian Kendrick                     (TDB)                1/3 per year

Tad Decker                     $200,000                 1/3 per year

Bob McLaughlin                   50,000                 1/3 per year

Carmelo Seguinot                 50,000                 1/2 per year

Joe Agresti                      75,000                 1/3 per year

Daryle Yergler                  125,000                 1/3 per year

Tony Lee                        175,000                 1/2 per year

Brett Hutchinson                 50,000                 1/3 per year

Tom Walker                       75,000                 1/2 per year

Gregory L. Zulli                 50,000                 1/3 per year

Weitz, Wayne                     50,000                 1/3 per year

Director Fixed
Operations                       75,000                 1/3 per year

Director Variable
Operations                       75,000                 1/3 per year

Director Planning
and Strategy                     75,000                 1/3 per year

Director Retail
Finance                          75,000                 1/3 per year

--------

     1 The exercise price for each option is listed under the column captioned "Option Grant Value". Upon payment of such exercise price, the optionee will receive a Membership Interest in the Company which will be equal to the Membership Interest such optionee would have had if, on the date such option was granted, such optionee had made a Capital Contribution to the Company in an amount equal to such exercise price. This Membership Interest will reflect the optionee's percentage of ownership in the Company based on the optionee's exercise price in relation to the total pro forma fair market value of the Company as of December 31, 1998, which was $314.654 million.

     2 Options began to vest as of January 1, 1999.

                                                                      Schedule V
                                                                      ----------


                                Dealer Principals
                                -----------------


         Ben David McDavid, Sr.

         Royce O. Reynolds

         John Capps

         Luther Coggin

         C.V. Nalley, III

         Thomas F. McLarty

         Scott Thomason

         Jeffrey I. Wooley

                                                                     Schedule VI
                                                                     -----------



                        Names of Acceptable Designees as
                                Dealer Directors
                                ----------------


         Ben David McDavid, Sr.

         Royce O. Reynolds

         John Capps

         Luther Coggin

         C.V. Nalley, III

         Thomas F. McLarty

         Scott Thomason

         Jeffrey I. Wooley

         Charlie (C.B.) Tomm

                                                                       Exhibit A
                                                                       ---------



                         Form of Shareholders' Agreement
                         -------------------------------